EXHIBIT (p)(2)

BMO Global Asset Management (Asia) Limited

Compliance Manual

Compliance Manual – November 2020

BMO Global Asset Management (Asia) Limited         Compliance Manual – November 2020

TABLE OF CONTENTS

I.INTRODUCTION5

II.GENERAL PRINCIPLES10

III.CODE OF ETHICS12

1.GOVERNING PRINCIPLES12

2.DEFINITIONS12

3.CODE OF CONDUCT - CONFLICTS OF INTEREST, GIFTS AND
        ENTERTAINMENT, POLITICAL CONTRIBUTION AND OUTSIDE BUSINESS
        INTERESTS 12

4.GENERAL PROVISIONS31

5.POLICIES AND PROCEDURES ON PERSONAL SECURITIES TRANSACTIONS33

IV.TRADE MANAGEMENT39

1.BEST ADVICE39

2.BEST EXECUTION39

3.TRADE ALLOCATION39

4.      CLIENT’S UNDERSTANDING OF RISK40

5.CHURNING41

6.CROSS TRADE41

7.      SOFT DOLLAR41

8.ADHERING AND MONITORING OF INVESTMENT RESTRICTIONS42

9.TRADING ERROR CORRECTION POLICY42

V.DEALING WITH CLIENTS43

1.SALES AND MARKETING GUIDELINES43

2.GUIDELINE ON MARKETING MATERIAL45

3.PROFESSIONAL INVESTOR CLASSIFICATION50

4.COMPLAINT HANDLING52

BMO Global Asset Management (Asia) Limited         Compliance Manual – November 2020

VI.OTHER POLICES53

1.LICENSING53

2.DISCLOSURE OF SIGNIFICANT EQUITY PORTFOLIO HOLDINGS60

3.OUTSOURCING POLICY61

4.MARKET ABUSE / MANIPULATION63

5.INTERNAL PRODUCT APPROVAL FOR SFC AUTHORIZED FUND70

6.ELECTRONIC TRADING75

7.PROTECTION OF PERSONAL INFORMATION76

8.CYBERSECURITY77

9.VALUATION AND FAIR VALUATION OF PORTFOLIO ASSETS77

10.DISCLOSURE OF TRACKING DIFFERENCE, TRACKING ERROR, ONGOING
CHARGES AND PASS PERFORMANCE OF SFC AUTHORIZED FUND78

11.RESPONSIBLE OWNERSHIP POLICY AND PROXY VOTING POLICY79

12.RISK MANAGEMENT POLICY                                          79

13.   COMPETITION AND ANTITRUST                                                                        80

VII.US REGULATORY REQUIREMENTS81

1.INTRODUCTION81

2.FORM ADV ANNUAL UPDATING AMENDMENT81

3.REPORTING OF SIGNIFICANT POSITIONS IN US EQUITY SECURITIES82

4.PRIVACY CONCERNS83

5.CUSTODY RULES83

6.‘PAY-TO-PLAY’ RULE84

7.VOLCKER RULE86

8.ENHANCED STANDARD OF CONDUCT FOR BROKER-DEALERS88

VIII.SOUTH KOREA REGULATORY REQUIREMENTS90

1.INTRODUCTION90

2.REQUIREMENTS TO MAINTAIN CB DIM LICENSE90

3.REPORTING AND DISCLOSURE OBLIGATIONS90

4.COMPLIANCE 92

BMO Global Asset Management (Asia) Limited         Compliance Manual – November 2020

IX.AUSTRALIA REGULATORY REQUIREMENTS97

1.PURPOSE97

2.RELIEF PURSUANT TO ASIC CLASS ORDER97

3.CORPORATIONS ACT98

4.PRIVACY ACT99

5.PROVIDING FINANCIAL SERVICES FROM AUSTRALIA TO OTHER
         JURISDICTIONS100

X.APPENDIX101

1.GAM ASIA PROCEDURES AND REGULATORY OBLIGATION LETTER IN OTHER JURISDICTIONS ISSUED BY EXTERNAL COUNSELS(documents in BMO GAM APAC SharePoint) 101

BMO Global Asset Management (Asia) Limited         Compliance Manual – November 2020

I.INTRODUCTION

1.PURPOSE

This Compliance Manual sets out the internal policies of BMO Global Asset Management (Asia) Limited (“BMO GAM Asia”) as well as highlights certain aspects of rules and regulations to which members of staff must have regard when conducting investment management business.

The Compliance Department is the owner of this localized compliance manual.  This Compliance Manual supplements the BMO’s Code of Conduct, and other relevant corporate policies and standards applicable to BMO Financial Group employees from time to time.

This Compliance Manual is updated by the Compliance Officer as and when required and, reviewed and approved by the Chief Compliance Officer annually to maintain current and in compliance with applicable regulatory requirements.

2.REGULATORY REGISTRATIONS

BMO GAM Asia holds the following regulatory registrations.  Policies and procedures should be set up to ensure compliance with corresponding ongoing regulatory obligations:

Hong Kong Securities and Futures Commission (SFC)

BMO GAM Asia is licensed by the SFC to conduct Type 1 dealing in securities, Type 4 advising on securities and Type 9 asset management regulated activities.

US Securities and Exchange Commission (SEC)

BMO GAM Asia is registered as a non-US investment adviser who must comply with the US Investment Advisers Act of 1940 in respect of clients that are US persons.

Australian Securities and Investments Commission (ASIC)

BMO GAM Asia is allowed by the ASIC to rely on ASIC Class Order [CO 03/1103] to provide certain financial services to Australia wholesale clients without obtaining an Australian Financial Services License. ASIC  has rolled out a new licensing regime starting 1 April 2020 with a transitional period of 24 months until 31 March 2022 for financial institutions to submit new license application.

Also, BMO GAM Asia established a sales representative office in Australia and registered with ASIC as a Foreign Company (No: 618067959) under Corporation Act 2001 on 20 March 2017. The sales representative office is mainly responsible for the sale and distribution of funds and strategies of BMO Global Asset Management group to wholesale clients in Australia and South East Asia.

South Korea Financial Services Commission (FSC)

BMO GAM Asia is registered with FSC as a Cross-Border Discretionary Investment Management Company (CB DIMC) to provide discretionary investment management to Korean clients on a cross-border basis.

BMO Global Asset Management (Asia) Limited         Compliance Manual – November 2020

3.COMPLIANCE RESPONSIBILITY

Compliance with applicable regulatory requirements is the responsibility of business management who runs and conduct the business.  It is thus the goal of the head of the business to achieve the highest level of compliance.  All BMO GAM Asia employees are expected to be familiar with corporate compliance requirements and BMO’s Code of Conduct, and more specifically the regulatory requirements applicable to their business.

Compliance is to provide independent oversight of business management’s supervisory activities designed to comply with applicable regulatory requirements, and to assist in reducing and managing regulatory risk. Compliance’s primary focus is on requirements that govern the relationship between BMO and its clients, including, in particular, those relating to client and investor protection, marketing activities, code of ethics and conflicts of interest; as well as other requirements such as regulatory reporting and licensing related matters. Compliance will also provide oversight on other critical business processes as defined from time to time.

BMO has to maintain open and transparent communication with its regulators, while ensuring that all information provided to regulators is accurate, complete, clear and delivered in a timely and controlled manner.  Depending on the nature of the communication and correspondence, Compliance is normally the primary contact point to the regulators.

4.ENTERPRISE COMPLIANCE PROGRAM

BMO’s General Counsel and the Chief Compliance Officer (CCO) regularly report to the Board and senior management of BMO on the effectiveness of the Bank’s Enterprise Compliance Program (ECP) which, using a risk-based approach, identifies, assesses and manages compliance with applicable legal and regulatory requirements.  The ECP directs operating groups such as Capital Markets, Wealth Management, Asset Management and Corporate Support areas to maintain compliance policies, procedures and controls to meet these requirements.

Management, as the first line of defense, is accountable for complying with laws, regulations, and regulatory expectations and managing risk that arises from their activities—this includes understanding applicable regulations, establishing processes, appointing first-line personnel, and complying with regulatory requirements.

The Compliance Group is a second line of defense. It provides independent effective challenge, guidance, and oversight to the first line.

The Corporate Audit Department (CAD), as the third line of defense, independently assesses whether first and second line controls and processes are effective.

5.COMPLIANCE TEAM OF BMO GAM ASIA

Business Unit Compliance Officer (BUCO), being the 1st line of defense, is within Business Compliance and Control Department (BC&C), and is reporting to the Head of BMO GAM Asia.  BUCO is responsible for supervising and executing the compliance program within BMO GAM Asia. BUCO assists the Head of BMO GAM Asia to design, implement and operate an appropriate compliance program in accordance with regulatory requirements applicable to BMO GAM Asia.

BMO Global Asset Management (Asia) Limited         Compliance Manual – November 2020

The Chief Compliance Officer and the Compliance Department, being the 2nd line of defense, are reporting locally to the Legal & Regulatory Compliance Co-Head & Chief Legal Officer – Asia, and functionally to the Global Head of Compliance, GAM.  They are responsible for overseeing the compliance framework of BMO GAM Asia, providing effective challenge on 1st line of defense, and advising BMO GAM Asia to comply with all applicable regulatory requirements.

6.ESCALATION OF ALLEGED REGULATORY BREACH

Employees are required to promptly report any known or suspected violation of the Code of Ethics and the Compliance Manual, and any applicable laws or regulations, including breaches relating to risk posed to firm’s operations and financial position.  Escalation should be made to your line manager, the Compliance Department or BC&C.

The Compliance Department or BC&C should make a record of all reported breaches, Compliance Department determines whether a particular regulatory rule has been breached, and monitors the steps taken to investigate and remedy the reported breaches. The SFC notification requirements under paragraph 12.5 of SFC Code of Conduct, as further elaborated in the SFC Circular dated 14 September 2018 “Compliance with notification requirement” should be observed, under which Compliance Department should report to the SFC immediately upon the happening of, among others, any material breach, infringement of or non-compliance with any law, rules and regulations and codes administered by the SFC or any suspected breach, infringement or non-compliance.

The following conduct risk management process should be followed if any misconduct behavior is identified through BC&C and/or Compliance teams’ monitoring and testing activities or other channels. BC&C and/or Compliance team will conduct investigation where applicable and practicable. Compliance team may also seek assistance from Global Investigations Team for complex and labor intensive internal investigation. Where necessary, the investigation result will then be tabled by Compliance team to the BMO GAM Asia Regional Committee for resolution, and the Head of BMO GAM Asia will be responsible for managing conflicts, if necessary, and provide advice for resolution. Where the misconduct behavior is considered significant and warrant to be escalated to senior management, the CCO will report such matter to the Board of Directors. In addition, Compliance team will determine whether reporting obligation to regulator is triggered under the regulatory framework.

In case there is any violation in relation to occurrence of fraud risk, BC&C and/or Compliance team should escalate to risk team for further handling and investigation.

7.REPUTATION RISK

BMO’s reputation is critical to the Firm’s success.  Each employee is responsible for protecting and preserving this reputation through management of reputation risk according to our Reputation Risk Corporate Standard, where applicable. For details, please refer to http://cpandp.bmogc.net/en/Pages/002-0701.aspx

BMO Global Asset Management (Asia) Limited         Compliance Manual – November 2020

8.LEGAL PROCEEDINGS

All court processes and notices of legal proceedings must be referred immediately to the Legal Department, which will ensure a timely and adequate response.  No records or information may be passed to any outside authority or law enforcement agency without the approval of the Legal Department.  Outside counsel should not be retained without the prior approval of the Legal Department.

9.ANTI-MONEY LAUNDERING

The Anti-Money Laundering and Counter-Terrorist Financing (Financial Institutions) Ordinance imposes obligations on financial institutions  including customer due diligence and record-keeping.   BMO’s policy on AML should be followed when conducting business. Employees should raise any AML matters to BC&C and BMO HK Money Laundering Reporting Officer (MLRO).

For details, please refer to (i) BMO GAM Asia Anti-Money Laundering Procedure; and (ii) Enterprise Anti-Money Laundering Policy which are saved on the SharePoint and the Intranet respectively.

10.WHISTLEBLOWING PROCEDURES

If employees learn about anything that may conflict with the BMO Code of Conduct, or with any laws, rules, regulations, or BMO policies or procedures, speak up and be candid to raise concerns.

If employees want to report a possible violation on a confidential and anonymous basis, they can report it to Ombudsman Office in accordance with BMO's board-approved Whistleblower Process and the Process for Raising Concerns in addressing reported concerns. BMO will not tolerate retaliation against anyone who reports a concern or participates in an investigation.

For detail of BMO Whistleblowing Process, please refer to the following link (where applicable):

https://intranet.bmogc.net/corporate/portal/lccg/Documents/WhistleblowerProcess.pdf

For detail of BMO Process for Raising Concerns, please refer to the following link (where applicable):

https://intranet.bmogc.net/corporate/portal/lccg/ImportantTools/RaisingConcerns.pdf

BMO Global Asset Management (Asia) Limited         Compliance Manual – November 2020

II.GENERAL PRINCIPLES

These principles have been developed and recognized by the Hong Kong Securities and Futures Commissions and are fundamental to the undertaking of a licensed or registered person’s business.

These general principles are in effect a code of ethics for investment business being “a universal statement of the standards expected”.  It is important that you read and understand these principles. Where any of the above principles conflict with operating procedures or practices, immediate notification must be made to the Chief Compliance Officer or the BC&C Department for Chief Compliance Officer to determine and resolve the matter.

1.Honesty and Fairness

In conducting its business activities, a licensed or registered person should act honestly, fairly, and in the best interests of its clients and the integrity of the market.

2.Diligence

In conducting its business activities, a licensed or registered person should act with due skill, care and diligence, in the best interests of its clients and the integrity of the market.

3.Capabilities

A licensed or registered person should have and employ effectively the resources and procedures, which are needed for the proper performance of its business activities.

4.Information about Clients

A licensed or registered person should seek from its clients information about their financial situation, investment experience and investment objectives relevant to the services to be provided.

5.Information for Clients

A licensed or registered person should make adequate disclosure of relevant material information in its dealing with its clients.

6.Conflicts of Interest

A licensed or registered person should try to avoid conflicts of interest, and when they cannot be avoided, should ensure that its clients are fairly treated.

7.Compliance

A licensed or registered person should comply with all regulatory requirements applicable to the conduct of its business activities so as to promote the best interest of clients and the integrity of the market.

8.Client Assets

A licensed or registered person should ensure that client assets are promptly and properly accounted for and adequately safeguarded.

BMO Global Asset Management (Asia) Limited         Compliance Manual – November 2020

9.Responsibility of senior management

The senior management of a licensed or registered person should bear primary responsibility for ensuring the maintenance of appropriate standards of conduct and adherence to proper procedures by the firm.  In determining where responsibility lies, and the degree of responsibility of a particular individual, regard shall be made to that individual’s apparent or actual authority in relation to the particular business operations, their levels of responsibility within the firm, any supervisory duties they may perform, and the levels of control or knowledge they may have concerning any failure by firms or persons under their supervision to follow regulatory requirements.

To emphasize the importance that the scope of each senior manager’s duties is clear and that each senior manager is fully aware of his or her obligations under Hong Kong’s regulatory regime, the SFC introduced Manager-In-Charge of Core Function(s) (“MIC”) with effective from 18 April 2017. MIC refers to an individual appointed by a licensed corporation to be principally responsible, either alone or with others, for managing any of the following functions of the corporation (referred to as “Core Functions”):

a.Overall Management Oversight (OMO)

b.Key Business Line

c.Operational Control and Review

d.Risk Management

e.Finance and Accounting

f.Information Technology

g.Compliance

h.Anti-Money Laundering and Counter-Terrorist Financing

Compliance is responsible to maintain the MIC organization chart and submit to the SFC upon notification of any changes made by respective MIC.

For details, please refer to GAM Asia Corporate Governance Framework.

BMO Global Asset Management (Asia) Limited         Compliance Manual – November 2020

III.CODE OF ETHICS

1.GOVERNING PRINCIPLES

You have the responsibility at all times to place the interests of Clients first, not to take advantage of Client transactions, and to avoid any conflicts, or the appearance of conflicts, with the interests of Clients. You also have a responsibility to act ethically, legally, and in the best interests of BMO GAM Asia and its Clients at all times.  The Code of Ethics sets forth rules regarding these obligations.  You are expected not only to follow the specific rules, but also the spirit of the Code of Ethics.

2.DEFINITIONS

Company, or BMO GAM Asia refers to BMO Global Asset Management (Asia) Limited

Client is any person or entity, including a Fund or any collective investment schemes or a portfolio of assets under discretionary account, for which BMO GAM Asia provides service which constitutes a regulated activities, including investment management and advisory services. Where BMO GAM Asia is a delegate of another fund manager for the management of a fund, a reference to client is a reference to the delegating fund manager.

Immediate Family of any person mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.. and sharing the same household with the employee.

Investment Professional includes portfolio managers, investment analysts and dealers.

Securities means shares, notes, stocks, debentures, treasury stocks, exchange traded funds (ETFs), bonds, interests in collective investment schemes, rights, options, derivatives, or, in general, any interests in or in respect of the instruments above or otherwise commonly known as “securities”, but does not include bankers acceptance, bank certificate of deposit or commercial paper.

3.CODE OF CONDUCT - CONFLICTS OF INTEREST, GIFTS AND ENTERTAINMENT, POLICTIAL CONTRIBUTION AND OUTSIDE BUSINESS INTERESTS

This section applies to EVERY EMPLOYEE of the Company, including those persons accredited to BMO GAM Asia for conducting regulated activities.  Employee includes temporary staff, and any staff station in BMO GAM Asia office to the extent that he/she has access to BMO GAM Asia trading systems or any material non-public information.

3.1.Laws and Regulations

You are required to comply with all applicable laws, rules and regulations, including but not limited to the Securities and Futures Ordinance, SFC Fund Manager Code of Conduct, SFC Code of Conduct, SFC Code on Unit Trusts and Mutual Funds, SFC Internal Control Guideline, SFC Advertising Guideline, SFC Licensing Handbook, all applicable circulars and FAQs as issued and amended by the SFC from time to time, as well as internal policies such as BMO Enterprise Corporate Policies, BMO Code of Conduct, BMO GAM Asia Compliance Manual and this Code of Ethics.

BMO Global Asset Management (Asia) Limited         Compliance Manual – November 2020

3.2.Conflicts of Interest

3.2.1 Introduction

It is BMO GAM Asia’s policy to identify the conflicts of interest that may exist between a) ourselves or anyone linked to the firm and our clients; or b) one client and another. We must ensure that clients are not adversely affected by potential risks. Where the potential risk cannot be effectively managed with reasonable confidence to prevent the risk, we disclose this to our client before providing services. We make disclosure in a durable medium; providing sufficient detail to enable that client to take an informed decision with respect to the service in the context of which the conflicts of interest arises.

This section provides guidance in defining, identifying and dealing with situations in which:

•The personal interests of individual Directors and employees of BMO GAM Asia conflict or might be perceived to conflict with the interests of BMO GAM Asia’s clients or BMO itself (also set out under section III.5 “Policies and Procedures on Personal Securities Transactions”);

•The interests of two or more of BMO GAM Asia’s clients conflict or might be perceived to conflict with each other; and

•BMO GAM Asia’s corporate interests conflict or might be perceived to conflict with the interests of BMO GAM Asia’s clients.

The objectives of the section are to:

•Outline the framework (principles, processes, monitoring and reporting) to support compliance with BMO Code of Conduct;

•Reinforce BMO GAM Asia’s reputation for integrity and honesty – even the perception of a conflict of interest might tarnish this reputation and could have significant business implications; and

•Provide guidance to help protect BMO GAM Asia and its employees from legal liability and regulatory sanction, as well as the penalties and/or civil liability that may occur when conflict situations are not properly identified and managed.

For details, please refer to Operating Directive: Managing Employee Conflicts of Interest, where applicable.

https://intranet.bmogc.net/corporate/portal/lccg/Documents/ConflictInterestOperatingDirective.pdf#search=Managing%20Conflicts%20of%20Interest%20Directive

For detail, please refer to BMO Code of Conduct, where applicable.

https://intranet.bmogc.net/corporate/portal/lccg/Documents/CodeOfConduct_EN.pdf

3.2.2Definitions

Audit Committee

The Audit Committee of the Board of Directors of Bank of Montreal

BMO Global Asset Management (Asia) Limited         Compliance Manual – November 2020

Chairman of the Board

The Chairman of the Board of Directors of BMO GAM Asia

Chief Compliance Officer of BMO

The Chief Compliance Officer of BMO Financial Group

Chief Compliance Officer (CCO)

The Chief Compliance Officer of BMO GAM Asia

Conflicts of Interest

Conflicts of Interest can take many forms but there are two broad types:

•Personal conflicts of interest; and

•Business conflicts of interest.

Personal conflicts of interest may arise when an employee’s personal activities or interests unrelated to her/his work for BMO GAM Asia/BMO:

•Would be likely to affect or even appear to affect her/his loyalty to or judgment in carrying out her/his duties on behalf of BMO GAM Asia, a prospective or actual client or supplier (e.g. processing transactions for family members);

•Has or may appear to have caused her/him to choose her/his personal interests over the interests of BMO GAM Asia, a prospective or actual client or supplier of BMO GAM Asia (e.g. appropriating customer information for their personal benefit); or

•Causes her/him to take actions or have interests that may make it difficult to perform her/his work at BMO GAM Asia objectively and/or effectively (e.g. being a beneficiary of an estate of a BMO GAM Asia customer who is not a relative of the employee).

Business conflicts of interest may arise as a consequence of BMO GAM Asia’s corporate interests and its relationships with multiple clients, counterparties and suppliers.  Examples of where such conflicts may occur include:

•Between different clients;

•Between clients and BMO GAM Asia itself; or

•Where BMO GAM Asia has confidential information about a client or former client that could be used in another part of BMO GAM Asia or BMO or in another client relationship.

Conflicts of Interest include actual, perceived and/or potential conflicts of interest.

Director

A member of the Board of Directors of BMO GAM Asia

Proprietary Information

Non-public information related to or associated with the products, services or activities of BMO GAM Asia/BMO, including but not limited to:

•Financial information;

BMO Global Asset Management (Asia) Limited         Compliance Manual – November 2020

•Product research and development;

•Analysis;

•Business plans or strategies;

•Client lists;

•Computer systems, software or programs; and

•Data created or obtained or otherwise owned by the Enterprise for BMO GAM Asia’s or BMO’s business purposes.

3.2.3Background

As a global diversified financial institution, BMO/BMO GAM Asia transact with and offer a wide range of services to clients and counterparties in various jurisdictions.  In these circumstances actual, potential or perceived Conflicts of Interest may arise in various forms and circumstances.

BMO GAM Asia is also subject to legal and regulatory requirements, jurisprudence, fiduciary obligations and industry standards dealing with Conflicts of Interest in various jurisdictions.

Although some conflicts must be avoided altogether, many conflicts arise inevitably from the business of asset management and the related services and activities engaged in by BMO.  The extent to which BMO may operate in this environment is linked directly to its ability to properly identify and, where appropriate, manage and address conflicts of interest so that client and corporate interests are protected.

To effectively mitigate the associated risks, it is essential that BMO GAM Asia has a robust framework that identifies, assesses and manages conflict situations when or before they occur.  Failure to do so may result in legal action, censure from regulatory bodies, loss of revenue and reputation.

3.2.4Principles

Activities carried out for BMO GAM Asia and those performed in connection with our personal affairs must be conducted in a manner that will protect BMO GAM Asia’s and BMO’s reputation, preserve public trust and manage real or perceived Conflicts of Interest.

You are required to avoid conduct that is contrary to the interests of the Company and any Client, or that gives the appearance of such Conflicts of Interest.

BMO GAM Asia’s Directors and employees must make all reasonable efforts to avoid Conflicts of Interest.  Activities, interests or associations should be avoided that might interfere or even appear to interfere with the independent exercise of good judgement.

When evaluating a potential conflict situation, the facts and potential outcomes must be viewed objectively to determine whether a reasonable, disinterested observer – a fellow employee, client, supplier, auditor or regulator – would have reason to believe that the interests of clients, suppliers etc. would suffer or an unfair advantage or benefit would be conferred directly or indirectly on BMO GAM Asia/BMO or a Director or employee, or shared with others for personal gain.

For potential conflicts involving BMO GAM Asia/BMO or its individual employees, management is responsible for determining whether a proposed course of action should be taken and if so, how associated conflicts should be managed.  All situations involving actual or potential conflicts must be referred to the Compliance Department and BC&C.

BMO Global Asset Management (Asia) Limited         Compliance Manual – November 2020

3.2.5Conflict management

General approach on how to address any Conflicts of Interest is as follows:

•Timely identification of any actual or perceived Conflicts of Interests and consider whether BMO GAM Asia can avoid such Conflicts of Interest.

•If BMO GAM Asia cannot avoid the Conflicts of Interest, we should take all reasonable steps to manage or minimize such Conflicts of Interest by appropriate safeguards and measures to ensure fair treatment to its clients / fund investors and any material interest of conflict should be properly disclosed to its clients / fund investors.

•The decision and reasoning for such decision made by BMO GAM Asia and the steps taken to manage and minimize the Conflicts of interests should be properly documented and substantiated in a Conflicts of Interest Assessment Form or other appropriate format so that BMO GAM Asia is able to justify its decision if being questioned by regulator.

It is essential that sufficient details be disclosed to enable management, Compliance, BC&C and/or reporting line manager to assess the potential conflict and make an informed and appropriate decision about how to deal with it. Any identified Conflicts of Interest together with the corresponding mitigation measures are recorded in the Conflicts of Interest Log maintained by BC&C and being reviewed by Compliance Department on a regular basis.

If an individual believes that he/she is already involved in a possible conflict or, in the case of new employees, that a conflict may have been triggered as a result of taking a position with BMO GAM Asia, the situation must be disclosed immediately so that remedial steps can be initiated as soon as possible.

Disclosure alone does not constitute approval or resolution of potential Conflicts of Interest.

Unless otherwise indicated in this manual, employees must disclose any potential conflicts to management.  Directors will disclose these matters to the Chairman of the Board or his/her designate.  In all other circumstances, the conflict situation must be reported to the Compliance Department and BC&C Department.

Executive director and employees of BMO GAM Asia must declare any potential Conflicts of Interest by completing a quarterly compliance return to Compliance Department. All directors, officers and employees are also required to complete an annual compliance return, including a declaration of compliance with the Code of Ethics and Compliance Manual (“Annual Compliance Return”).

Prompt review and assessment of the facts to determine whether the proposed activity should proceed and, if so, what measures, conditions etc. must be put in place to properly manage and monitor the potential conflict.

Supporting documentation of all decisions or actions taken in response to the potential conflict, including details of any approvals granted to individuals involved in the potential conflict and the underlying rationale, should be retained.

3.2.6 Conflict types and related management processes

This section provides examples or common situations that may give rise to Conflicts of Interest and, where applicable, prescribes conflict management measures.  The examples are not intended to be exhaustive.

(i)Transactions for Own, Immediate Family’s or Closely Related Entity’s Benefit

BMO Global Asset Management (Asia) Limited         Compliance Manual – November 2020

Any BMO GAM Asia transaction involving a client, supplier or other individual/entity with whom a Director or employee has a business or personal connection could be a Conflict of Interest if the employee or Director is in a position to influence BMO GAM Asia’s decisions in the transaction, or may personally gain either directly or indirectly from the transaction.  In all such situations the potential conflict must be disclosed as soon as it is identified.

(ii)Investing in a business or business opportunity of a BMO GAM Asia/BMO Client

Directors and employees must not invest or acquire an interest in a business or business opportunity of a BMO GAM Asia/BMO client unless the investment:

•Is in a publicly traded company – and then only when the Director or employee is not in possession of Material Confidential Information;

•Is made through an investment vehicle such as a mutual fund or managed account where the Director or employee has no influence over investment decisions; or

•In all other circumstances, is made after actual or potential competing interests of BMO GAM Asia or its clients have first been resolved – and then only after the details of the acquisition or investment have been disclosed and approved.  All such approvals must be obtained from Compliance and the management.

(iii)Accepting Inappropriate Legacies or Other Designations

Employees must not accept an inheritance from a client or former client (other than a relative).

Directors and employees should also not act as executors, administrators, powers of attorney or trustees of an estate or trust of a client or former client (other than a relative), unless prior approval is obtained.  All approvals must be obtained from Compliance and the management.

(iv)Borrowing or Lending Money Inappropriately

Directors and employees must not borrow money from or lend money to any of BMO GAM Asia’s clients.

(v)Fiduciary Relationships

Fiduciary relationships may be imposed by specific statute or regulation or may be created by certain types of well-defined relationships such as when acting as a trustee, agent, executor or administrator.  The possible categories of fiduciary relationships are not finite and whether fiduciary duties will apply will depend on the specific facts involved.  Key elements of a fiduciary relationship typically include:

▪The fiduciary has discretionary power;

▪The fiduciary can unilaterally exercise that power so as to effect the interests of the beneficiaries;

▪The beneficiaries are vulnerable to the exercise of such power by the fiduciary; and

▪The beneficiaries reasonably rely on the fiduciary to exercise the power in the beneficiaries’ best interest.

BMO Global Asset Management (Asia) Limited         Compliance Manual – November 2020

Those assuming fiduciary obligations assume a higher standard of care when providing services and must ensure that actions taken are in the best interests of clients and would be reasonably perceived in this way.  Many of the types of conflicts outlined in this Section can arise from or be exacerbated by fiduciary relationships.

To avoid or effectively manage Conflicts of Interest in dealings with clients, services and products offered by BMO GAM Asia/BMO are designed and managed to ensure that fiduciary obligations are assumed only when intended.  Similar to other situations, prompt identification and disclosure of potential conflicts is essential to the mitigation of fiduciary risk.

(vi)Misuse of Information and Assets

In conducting business activities on behalf of clients, staff may come into possession of potentially sensitive client information.

As a general rule employees must:

•Safeguard client information and share it with others on a strict “need to know” basis;

•Not use this information for their personal benefit or for the benefit of BMO GAM Asia/BMO or other BMO GAM Asia/BMO clients;

•Respect information barriers (e.g. Chinese walls) designed to control the flow of information between BMO lines of business; and

•Adhere to other physical and logical security controls to which they are subject.

Similar restrictions apply to the use and sharing of BMO Proprietary Information and assets.  BMO’s premises, materials/supplies, systems, equipment and data are its property.

(vii)Personal, Social and Leisure Activities

Directors, management and employees all share in the responsibility to protect BMO GAM Asia’s/BMO’s brand and reputation.  Although we are all free to pursue personal interests, whether they relate to community involvement, political participation or social and leisure activity, we must do so in a way that clearly separates our individual interests from our roles and responsibilities as BMO GAM Asia/BMO employees.

Examples of personal, social and leisure activities that may reflect on both the individual employee and BMO GAM Asia’s/BMO’s corporate interests include the following:

Political Involvement

Employees may participate in politics – either as candidates or as supporters of candidates, political parties or causes.  Political involvement (e.g. public office) must not, however, interfere with the employee’s duties at BMO GAM Asia/BMO or put the employee in a Conflict of Interest situation involving BMO GAM Asia/BMO or its clients.

BMO Global Asset Management (Asia) Limited         Compliance Manual – November 2020

It is also important for the employee to make it clear that political activities are personal, that BMO GAM Asia/BMO does not offer any opinion regarding the activity and is not a sponsor or in any way involved.  Before participating in a political activity employee should consult with his/her reporting line manager and Compliance Department to ensure that their participation would not result in a real, potential or perceived Conflicts of Interest.

Employee is required to obtain approval from his/her reporting line manager and Compliance Department if he/she pursues political participation by completing and submitting the “Declaration of Outside Business Activities” Form to the Compliance Department.

Community Involvement

There is a long, honorable and very active tradition of community involvement by employees of BMO GAM Asia/BMO.  If Employee pursues community involvement in religious, educational, cultural, social and charitable entities or other non-profit entities, employees should consult with their managers and Compliance to ensure that their participation in such activities does not result in actual or perceived Conflicts of Interest.

Employee is required to obtain his/her reporting line manager approval if he/she pursues community involvement. If a conflict of interest does not exist, the reporting line manager may approve the employee’s request and the employee is required to notify Compliance Department immediately. Further compliance approval is required if any potential conflicts of interest exist.

Writing, Publication & Speaking Engagements

The use and protection of client information, BMO proprietary information and the BMO brand, including assets such as its name, logo and other trademarked and copyrighted material, is carefully managed by appropriate persons and groups within BMO.  Except where prior management approval is granted such information and assets must not be contained in any speech or material written or published by an employee.  “Written or published” material includes any form of print or electronic media (e.g. books, articles, information or images posted in the internet via chat rooms, newsgroups, bulletin boards, blogs and social networking sites).

3.2.7Confidential information

You must not discuss any information relating to a client or relating to the Company's business plans or activities with anyone inside the Company unless this is necessary for the proper conduct of your job.

You should not in any event discuss such matters with anyone outside your department or outside the Company without obtaining prior authorization from the Compliance Department.

Breaches of confidentiality will be regarded as a serious disciplinary offence, which may result in your employment being terminated.

BMO Global Asset Management (Asia) Limited         Compliance Manual – November 2020

3.3.Gifts and Entertainment

Bribery is the act of giving, promising, offering, soliciting, or receiving, directly or indirectly, a benefit or anything of value in order to:

•improperly influence the judgment or conduct of any person who owes a duty of good faith, impartiality or trust; or

•induce or reward the improper performance of a function or activity.

In general, you must not offer or accept any gift or business entertainment which would compromise or create the perception that your judgment or honest performance of your duties might be compromised.

For details, please refer to the separate Operating Directive: Anti-Bribery and Anti-Corruption where applicable.

https://intranet.bmogc.net/corporate/portal/lccg/Documents/AntiBriberyAntiCorruptionOperatingDirective.pdf

(a)Gifts

Gifts are anything of value (not including Entertainment) given or received, voluntarily or without charge. Deciding whether a gift is appropriate often depends on the circumstances, the timing and the nature of the gift.

All gifts that we offer or accept to/from our external parties must have a legitimate business purpose and may only be offered/ accepted in the spirit of business courtesy and relationship management. The gift should be reasonable and justifiable and the intention behind the gift must always be considered.

Prohibited Gifts and Benefits

The following gifts and benefits may not be offered or accepted by an employee or persons who accredited to BMO GAM Asia:

•Gifts that exceed the jurisdictional threshold per external party over the calendar year (excluding taxes). The jurisdictional threshold for Hong Kong and Australia are HK$1,500 and AUD250 respectively (“Jurisdictional Threshold”), as amended from time to time;

•Cash, including red envelopes offered/accepted during Chinese New Year. Employees that feel unable to politely decline the offer must promptly register the receipt with their manager. All amounts received must then be donated to a BMO supported charity.

Note: This prohibition applies only to red envelopes offered or received  physically, electronically, or digitally to/from external parties. It is acceptable for BMO employees to offer each other and their family members red envelopes in recognition of the tradition.

•Cash equivalents (in any amount), for example:

- gift certificates / gift cards / pre-paid credit card / vouchers redeemable for cash (Note: gift cards that can only be used to buy goods and services (e.g., Starbucks, Tim Horton’s, moon cake certificates, meal vouchers) are acceptable but must not exceed the Jurisdictional Threshold per external party over the calendar year.

- jewellery

BMO Global Asset Management (Asia) Limited         Compliance Manual – November 2020

- securities / cheques / money orders

- loans

- lottery tickets

- timeshare (use of vacation property)

•Travel arrangements, meals, refreshments, or accommodations unrelated to business discussion or development or which we would not reimburse as a reasonable business expense,

•Preferential treatment of any kind in a business context,

•Discounts or rebates on merchandise or services not available to the general public or to customers of the offering party,

•Solicited gifts for personal use or benefit or in return for business or service, or

•Unsolicited gifts for personal use or benefit that exceed the Jurisdictional Threshold per external party over a calendar year. This includes payments, rewards, prizes, or other benefits from an external party in return for business referrals.

The above prohibitions apply regardless of whether the employee uses BMO funds or their personal funds to finance the gift or benefit for the external party.

Received gifts that exceed the jurisdictional threshold or that are prohibited must be declined or returned. Please contact the Anti-Corruption Office (“ACO”) for further guidance.

Permissible Gifts and Benefits

The following gifts are acceptable and are not subject to the above prohibited gifts and benefits principles:

•advertising or promotional materials with a token value (e.g., pens, notepads, golf umbrellas, calendars);

•gift cards that can only be used to buy goods and services, provided they do not exceed the Jurisdictional Threshold per external party over the calendar year;

•gifts based upon a family relationship or close personal relationship that exists independently of any BMO business;

•bereavement gifts that are customary and reasonable;

•gifts given for infrequent life events (e.g., a wedding gift or congratulatory gift for the birth of a child) provided they are of reasonable value; and

•gifts of food or beverage (e.g., gift baskets) that are not extravagant, are given on an occasion when gifts are customary (promotion or retirement). These gifts may be shared among members of your business unit if they are above the Jurisdictional Threshold per external party over the calendar year.

(b)  Entertainment

Entertainment includes social, hospitality, charitable, sporting, investor or leisure events, conferences, seminars, site visits, or other similar activities, meals, or any transportation or accommodation related to these activities. For an activity to be entertainment, someone representing the providing party must be present at the activity, regardless of whether business is conducted. Otherwise, these activities are gifts.

All entertainment that we offer to or accept from external parties must have a legitimate business purpose, be reasonable and justifiable, and may only be offered/ accepted in the spirit of business courtesy and relationship management, and must be in good taste. Employees should always consider the intention behind the entertainment prior to accepting or offering it.

BMO Global Asset Management (Asia) Limited         Compliance Manual – November 2020

All Entertainment must adhere to the following principles:

(i)Entertainment must not:

•be frequent, excessive or extravagant,

•create or appear to create a sense of obligation,

•be intended to improperly influence a business decision or give improper advantage,

•be used as a condition for doing business with BMO, or

•compromise BMO’s reputation.

(ii)Meals and refreshments in the course of a meeting are permitted provided the purpose is business related, your attendance is related to your duties with BMO, and the frequency of such invitation from any one host is not excessive.

(iii)Accommodation and transportation in connection with business engagements (other than local transportation such as taxis) should not typically be provided to or accepted from external parties. Employees must obtain prior approval from the ACO should they wish to provide or accept accommodation or transportation (except local transportation). Accommodation and transportation must not be lavish for the type and venue of the planned event.

(iv)Employees who are invited to speak at a conference or other event in their capacity as an employee, may accept payment or reimbursement for reasonable expenses relating to accommodation and transportation if it is extended to all speaker participants. They may also accept token expressions of gratitude that fall within the provisions of the Operating Directive: Anti-Bribery and Anti-Corruption related to permissible gifts and benefits. Any additional payment that is received for speaking must be declined.

Employees who are invited to attend a conference or other event in their capacity as an employee, but are not a speaker, must seek prior approval from their reporting line manager before accepting the invitation. Generally, attendance-related expenses should be paid by BMO. Seek prior approval from the ACO for any expenses that the host of the organization offers to pay, including the conference fee, accommodation and transportation (except for local transportation such as taxis).

(c) Public Officials

Public Official is an officer, employee, representative, or other person acting in any capacity on behalf of a:

•government department or agency;

•political party or candidate;

•regulatory, judicial, legislative, or law enforcement body;

•state-owned or controlled enterprise, including Crown corporations, sovereign wealth funds, and export development agencies;

•company or other business entity in which a governmental body has an ownership interest, even if the activities are commercial, rather than governmental;

•government-sponsored pension or retirement plan; or

•public international organizations.

BMO Global Asset Management (Asia) Limited         Compliance Manual – November 2020

Interactions with Public Officials require enhanced scrutiny and sensitivity. As such, employees are prohibited from making payments or offering anything of value to a Public Official (whether directly or indirectly through a third party or intermediary, or to anyone associated with the Public Official) under any of the following circumstances:

•if you intend to influence their decision making in their official capacity;

•if your actions could in any way be construed as being intended to do so; or

•if your actions could create the perception that the purpose is to gain or retain business.

Examples include: agreeing to hire an intern who is a relative of the Public Official or offering a trip to visit a BMO location when the actual purpose of the trip is not business-related, in exchange for a business opportunity.

Employees specifically must not:

•give or receive anything of value (e.g. gifts, entertainment, etc) to a Public Official without the prior approval of the ACO. This applies regardless of the intent or value; or

•authorize or provide financial services or products to a Public Official that would not otherwise be offered to the general public.

(d) Gift and Entertainment Reporting and Tracking

Employees are required to log the offering or receipt of gifts and entertainment in BMO GAM Asia’s Gift and Entertainment Tracker in accordance with the following principles:

(i)For gifts and entertainment to/from clients/customer/suppliers who are Public Officials, everything needs to be pre-approved by the ACO and logged, regardless of amount;

(ii)Gifts “offered” >US$50/HK$390/AUD67 (no matter promotional or non-promotional) will need to be pre-approved by the ACO and logged;

(iii)Gifts “accepted” >US$50/HK$390/AUD67 will need to be logged after the fact; or

(iv)Entertainment “offered”/“accepted” >US$50/HK$390/AUD67 will need to be logged after the fact.

For the avoidance of doubt, entertainment offered or accepted is not counted towards the Jurisdiction Threshold.

You may not pay, offer, or commit to pay any amount that might be or appear to be a bribe or kickback in connection with the Company’s business. If you are offered anything, to be on the safe side, check with BC&C Department, Compliance or ACO.

3.4.Political Contributions

Political contributions can give rise to bribery and corruption risks as they can be bribes in disguise. As such, political contributions must not be made:

•with the intention of influencing an act or decision of a Public Official in their official capacity;

•to induce such Public Official to do or not do an act in violation of their lawful duty; or

•to encourage favourable treatment for BMO or to gain or retain business.

Political contributions made on behalf of BMO must comply with applicable requirements and laws and must not be interpreted as an attempt to encourage favorable treatment for BMO.

Employee may not engage in or make use of BMO assets or personnel to engage in political fundraising or solicitation activities for their own political interests on BMO premises.

BMO Global Asset Management (Asia) Limited         Compliance Manual – November 2020

Every employee is required to declare to Compliance Department whether he/she had made any political contribution or donation by way of the completion of the Quarterly Compliance Return. Employee must seek pre-approval from the Anti-Corruption Office (ACO) for making political contribution regardless of the amount. All political contributions are recorded in the Political Contribution Log maintained by Compliance Department for monitoring purpose.

For details, please refer to the Operating Directive: Anti-Bribery and Anti-Corruption, where applicable.

https://intranet.bmogc.net/corporate/portal/lccg/Documents/AntiBriberyAntiCorruptionOperatingDirective.pdf

3.5.Outside Business Activities (“OBA”)

You may not serve as a director, officer, employee, trustee, or general partner of any corporation or other entity outside the Company, whether or not you are paid, without the prior written approval of the reporting line manager and/or the Chief Compliance Officer (“CCO”) (or his/her delegate) of BMO GAM Asia (depending on the circumstances).

For details, please refer to Operating Directive: Managing Employee Conflicts of Interest (“MCOI Directive”), where applicable.

https://intranet.bmogc.net/corporate/portal/lccg/Documents/ConflictInterestOperatingDirective.pdf#search=Managing%20Conflicts%20of%20Interest%20Directive

BMO GAM Asia has an interest in ensuring that there is no actual, potential or perceived conflict between an employee’s duties to BMO GAM Asia or its clients and any proposed Outside Business Activity.

When an employee wishes to engage in an Outside Business Activity, the interests of BMO GAM Asia and its clients must continue to come first and her/his responsibilities to BMO GAM Asia must continue to receive their attention and commitment.  While not seeking to limit outside activities of employees, BMO/BMO GAM Asia also expects all employees to consider how those activities may reflect on BMO’s / BMO GAM Asia’s public reputation or, in some cases, impact or limit its business.

Employees must not engage in outside activities that:

•Offer products and services that might compete with those of BMO GAM Asia/BMO or, in some situations, clients of BMO/BMO GAM Asia;

•Involve the potential or perceived use of confidential client information or BMO GAM Asia/BMO proprietary information;

•Are prohibited by law or by a regulatory agency;

•Might interfere with their ability to devote their full attention and commitment to their responsibilities with BMO/BMO GAM Asia; or

•Might otherwise conflict with BMO GAM Asia/BMO’s interests or bring BMO GAM Asia/BMO into disrepute.

BMO Global Asset Management (Asia) Limited         Compliance Manual – November 2020

General types of Outside Business Activities include the following:

•Outside Employment – where an employee wishes to take a job with an employer other than BMO GAM Asia/BMO where compensation is received;

•Outside Business – where an employee has an interest in a venture that is intended for profit.  Types of businesses include owning another business (incorporated or otherwise), serving as an officer or partner in another business, or acquiring a significant interest (5% or more of the total outstanding equity securities) in another business;

•Outside Directorship – where an employee wishes to serve as a director of a corporate entity.

(i)General Approval Process for Outside Business Activities

a)All Outside Business Activities must be promptly disclosed to reporting line manager and the Compliance department prior to commencing the proposed activity.  Employees engaged in Outside Business Activities prior to commencing employment with BMO GAM Asia must promptly disclose such activities and go through the approval process as described in this section.

b)Outside Business Activities must also be reported as part of the quarterly compliance return, regardless of whether they have been previously approved by reporting line manager.

c)Depending on the circumstances, reporting line manager and/or the CCO may approve an employee’s Outside Business Activity.

d)If it is determined that the Outside Business Activity may result in an actual, potential for perceived Conflicts of Interest that cannot be effectively managed, the approval request will be refused and the employee must not pursue or continue the activity if the employee wishes to retain employment with BMO/BMO GAM Asia.

e)Employees must also comply with requirements related to Outside Business Activities of any regulator or external organization (e.g. professional association) to which they are subject.

f)A record of the disclosure and approval of an Outside Business Activity must be fully documented and shall be retained by reporting line manager in the employee’s personnel file and Compliance Department Either the Declaration of Outside Business Activity Form or External Directorship Information & Approval Form should be used to document the reporting and approval of any Outside Business Activities.

g)Re-approval of an Outside Business Activity must be obtained in the event of a material change, either to the employee’s position within BMO or in the nature of the Outside Business Activity.  Questions regarding whether a material change has occurred should be referred to the Compliance Department.

h)Exceptions from the general criteria used to approve Outside Business Activities will be considered in accordance with the Operating Directive: Managing Employee Conflicts of Interest.

Questions regarding the applicability or interpretation of the approval process should be referred to the Compliance Department.

BMO Global Asset Management (Asia) Limited         Compliance Manual – November 2020

(ii)Approval Process for Outside Employment

The general approval process outlined in the (i) above applies to cases of outside employment.  If it is determined that the proposed employment does not represent an actual or potential Conflict of Interest, then the reporting line manager may approve the outside employment. However, if the proposed outside employment represents an actual or potential Conflict of Interest, compliance approval is required.

Employee is required to submit the “Declaration of OBA – Excluding external directorship” where the approval is documented.

(iii)Approval Process for Outside Businesses

The general approval process outlined in (i) above applies to proposed outside business ventures.  If it is determined that the proposed outside business does not represent an actual or potential Conflict of Interest, then the reporting line manager may approve the outside business. However, if the proposed outside business represents an actual or potential Conflict of Interest, compliance approval is required.

Employee is required to submit the “Declaration of OBA – Excluding external directorship” where the approval is documented.

(iv)Approval Process for Outside Directorships

The general approval process outlined in (i) above applies to proposed outside directorships.  Reporting line manager and CCO approval is not required when the directorship involves:

•A subsidiary of Bank of Montreal;

•Any other entity if BMO Management directs or requests the appointment.

In these cases, Compliance Department should be informed immediately upon appointment of directorship in order to fulfill regulatory reporting requirements, if applicable. Employees should consider the impact of any significant change in an organization to determine whether approval for their continued involvement should be obtained.

In all other circumstances, both reporting line manager and CCO approvals are required to serve as an outside director. Employee is required to submit the “External Directorship Information & Approval Form” where the approval is documented.

In addition, if an employee requests to serve as a director of a for-profit entity that is public, further approval from the BMO Compliance Control Room is required.

Indemnity

When an employee has been asked by BMO to serve as an outside director, the employee will be indemnified by BMO as long as the employee acts honestly and in good faith and with a view to the best interests of the entity on whose board the individual sits.

BMO Global Asset Management (Asia) Limited         Compliance Manual – November 2020

If the employee wishes to serve as an outside director where BMO did not request the appointment, then the employee will not be indemnified by BMO in connection with the responsibilities and liabilities assumed by the employee as a result of serving as an outside director.

Fees and Compensation

Any form of compensation (fees, option grants etc.) to be received by an employee as a result of serving as an outside director must be disclosed and approved by reporting line manager.

Where BMO has requested that an employee serve as an outside director, directors’ compensation arrangements that exceed nominal value are to be remitted to BMO (i.e. employee’s cost centre) unless otherwise explicitly agreed to by BMO Management.

Conduct in Respect of Outside Business Activities

Once an Outside Business Activity has been approved, employees must observe the following guidelines:

•All activities should be conducted away from BMO GAM Asia/BMO premises and outside normal business hours (not including activities in which BMO has asked the employee to participate).

•No BMO GAM Asia/BMO property (stationery, marketing materials, logos, trademarks, images, equipment etc.) are to be used in connection with these activities.

•To mitigate the possibility that the employees’ Outside Business Activities may be misconstrued as being sponsored or endorsed by BMO GAM Asia/BMO, the employee should not solicit BMO GAM Asia’s / BMO’s clients or fellow employees either directly or indirectly.

•No employee may recommend or solicit trades in securities of a company in which he/she is a director or engaged in an Outside Business Activity.

•If the Outside Business Activity involves a company which is privately held and goes public at a later date, the employee must go through the approval process again.

4.GENERAL PROVISIONS

4.1.Review of Securities Reports

The Compliance Department has primary responsibility for enforcing the Company’s Code of Ethics and shall ensure that all Initial and Annual Reports of Securities Holdings and Quarterly Transaction Reports, together with all monthly Securities Statements received will be reviewed in accordance with the section III.5 “Policies and Procedures on Personal Securities Transactions”.

4.2.Provision of the Code of Ethics and Certification by Employees

The Company is required to provide all directors, officers and employees with a copy of the Code of Ethics and any amendments thereto and is available on SharePoint. Each director, officer and employee of the Company must certify annually by way of submission of Annual Compliance Return that he or she has acknowledged receipt, read and understood the Compliance Manual, including the Code of Ethics and any amendments thereto and has complied and will comply with its relevant and applicable provisions.

BMO Global Asset Management (Asia) Limited         Compliance Manual – November 2020

4.3.Recordkeeping Requirements

To meet legal and regulatory requirements, as well as business needs, certain types of documents must be retained in accordance with the Enterprise Records Retention Schedule (RRS) and the HK regulatory requirements. If there is any inconsistency, the more stringent approach should be adopted.

Record retention in BMO GAM Asia must be consistent with BMO policy, our accounting practices and tax and other applicable laws and regulations. BC&C reviews periodically to ensure the records of the business are being retained in an appropriate, current and accurate manner in accordance to the relevant jurisdictions’ regulatory requirements or the RRS, whichever is the stricter.

In general, BMO GAM Asia’s business records are kept for not less than 7 years.  These records are any physical or electronic information that BMO GAM Asia is obligated to retain to operate its business and comply with laws and regulations, regardless of format or media.  No record can be destroyed but may be required to retain for a period longer than 7 years if it is believed to be the subject of any complaint, dispute or litigation.  Legal and Compliance Department must be consulted on how to deal with such records.

For details, for record keeping policy, please refer to the applicable provisions under the Records Retention Schedule (RRS):

https://intranet.bmogc.net/tando/gitrm/Documents/Governance/RecordsManagement/RRS-EN.pdf

4.4.Confidentiality

All reports and other documents and information supplied by any employee of the Company in accordance with the requirements of this Code of Ethics shall be treated as confidential, but are subject to review by senior management of BMO GAM Asia, or otherwise as required by law, regulation, or court order.

4.5.Interpretations

If you have any questions regarding the meaning or interpretation of the provisions of this Code of Ethics, please consult with the Compliance department or BC&C.

4.6.Violations and Sanctions

Violations or non-compliance of the requirements as set out in the Code of Ethics must be reported promptly to the CCO or BC&C. Any employee of the Company who violates any provision of this Code of Ethics shall be subject to sanction, including but not limited to censure, a ban on personal securities trading, disgorgement of any profit or taking of any loss, fines, and suspension or termination of employment. This will be determined on a case-by-case basis, at the discretion of CCO, taking into account of the nature, level of significance of the event and most importantly, any existence of any actual and perceived conflicts of interest.

4.7.Form ADV

The Company shall ensure that the provisions of this Code of Ethics are described in Form ADV and upon request will furnish clients with a copy of the Code of Ethics.

BMO Global Asset Management (Asia) Limited         Compliance Manual – November 2020

5.POLICIES AND PROCEDURES ON PERSONAL SECURITIES TRANSACTIONS

5.1.Applicability of the policies

5.1.1.Who is Covered. This Policy applies to those who may potentially access sensitive investment information either physically or through system access. This will include all Company’s directors, officers, employees, temporary staff, persons accredited to BMO GAM Asia for conducting regulated activities and staff station in BMO GAM Asia office even though not working for BMO GAM Asia to the extent that he/she has access to BMO GAM Asia trading systems (“Covered Persons”).  It covers not only your personal Securities transactions, but also those of your Immediate Family as defined in Section III.2 above. .

What Accounts are Covered.  This Policy applies to all Securities transactions in all personal accounts for which you are able to, directly or indirectly, exercise investment and voting control, or in which you or members of your Immediate Family have a direct or indirect beneficial interest.  Normally, an account is covered by this Policy (“Covered Accounts”) if it is (a) in your name, (b) in the name of a member of your Immediate Family, (c) of a partnership in which you or a member of your Immediate Family are a partner with direct or indirect investment discretion, (d) of a trust of which you or a member of your Immediate Family are a beneficiary and a trustee with direct or indirect investment discretion, and (e) of a closely held corporation in which you or a member of your Immediate Family hold shares and have direct or indirect investment discretion.

5.2.Pre-Clearance

In general, you must pre-clear all purchases and sales of Securities (see the definition of “Securities” under Section III.2 above) with the CCO (or his delegate), except the following:

•a bona fide gift of Securities that you make or receive;

•an automatic, non-voluntary transaction, such as a stock dividend, stock split, spin-off, and automatic dividend reinvestment;

•a transaction pursuant to a tender offer that is applicable pro rata to all stockholders;

•sovereign bonds issued by government;

a purchase or sale of any open-end investment company/mutual fund/unit trust/investment-linked assurance scheme or any similar form of collective investment schemes which you do not have any investment discretion over and which are NOT managed by either BMO or BMO GAM Asia or BMO affiliated companies;

•the monthly transactions held by your brokers due to your monthly contribution in the Monthly Stocks Savings Plan (“the Plan”) given that you have already obtained pre-clearance on the stocks you selected when you start to join the Plan and there is no subsequent change in the Plan.

CCO has the absolute discretion as to whether which additional security or instrument can be exempted from pre-clearance on a case-by-case basis, taking into account the investment universe of BMO GAM Asia’s collective investment scheme or segregated investment/advisory mandate. The rationale should be documented. Please consult Compliance Department if there are any enquiries.

In addition, if an employee or his/her Immediate Family holds an account of which neither of them has discretionary power in deciding which securities or instruments to invest (“Non-Discretionary Account”), in such case, pre-clearance of underlying investments of such Non-Discretionary Account from Compliance Department is not required, so long as the employee has reported such Non-Discretionary Account to Compliance Department through initial declaration or subsequent declaration (where applicable).

BMO Global Asset Management (Asia) Limited         Compliance Manual – November 2020

The exemptions from pre-clearance above do not apply to trading in any Security that is placed on a restricted list (for example, because the Company is in the possession of material non-public information about the issuer).

For the avoidance of doubt, the exemptions listed above are also applicable to other parts under section III.5 “Policies and Procedures on Personal Securities Transactions”, subject to the compliance of other parts of the compliance manual and applicable regulatory requirements.

You will not receive pre-clearance of a transaction for any Security on a day during which there is a pending buy /sell order or trading or recommendation is made for that same Security for a Client, or when other circumstances warrant prohibiting a transaction in a particular Security as stated under Prohibited and Restricted Transactions.    Remember that the term “Security” is broadly defined.  For example, an option on a Security is itself a Security, and the purchase, sale and exercise of the option is subject to pre-clearance.  A pre-clearance approval normally is valid for 1 business day subject to the constraints mentioned in Prohibited and Restricted Transactions below.

5.3.Prohibited and Restricted Transactions

The following transactions are prohibited and restricted

a)BMO GAM Asia Activity.  You are prohibited to purchase or sell Securities

i.on a day in which the Company has a pending buy or sell order in the same investment until that order is executed or withdrawn;

ii.within one trading day before or after the Company trading in that investment on behalf of a Client (five trading days for Investment Professionals);

iii.within one trading day before or after a recommendation on that investment is made or proposed by the Company (five trading days for Investment Professionals);
Note: the restrictions in (ii) and (iii) above need not be applied where client orders have been fully executed and any conflicts of interest have been removed and this exception can be handled on a case-by-case basis by the CCO (or his delegate).

iv.representing cross trades between the employees and funds/clients;

v.that short-selling of any securities recommended by the Company for purchase; or

vi.the requested securities are on BMO or BMO GAM Asia restricted stock lists (depending on the role of employee), where applicable.

b)Insider Dealing.  You are prohibited from purchasing or selling any security, either personally or for any Client, while you are in possession of material, non-public information concerning the security or its issuer.

c)Initial Public Offerings and Secondary Public Offering.  You are prohibited to purchase or otherwise acquire any Security in an Initial Public Offering (IPO) or a Secondary Public Offering available to clients of the Company (including the funds managed by BMO GAM Asia or its connected persons), and should not use their positions to gain access to IPO’s for themselves or any other person.  The reason for this rule is that it precludes the appearance that an employee has used our client’s market stature as a means of obtaining for himself or herself “hot” issues which would otherwise not be offered to him or her.  Any realization of short-term profits may create at least the appearance that an investment opportunity that should have been available to a Fund or other Client was diverted to the personal benefit of an individual employee of this firm.

d)Short Sales.  You are not allowed to short sell any Security.

BMO Global Asset Management (Asia) Limited         Compliance Manual – November 2020

e)Derivative Instruments. .   Except for option issued and granted by BMO, employees are generally not allowed to invest in derivatives for personal account dealing, unless he/she has a compelling reason to do so, subject to absolute discretion of CCO. Exercise of option issued and granted by BMO is subject to trading windows being set by BMO, and this is subject to the approval by BMO Capital Market compliance team or CCO (or CCO delegate).

f)Margin Accounts.   Employees are generally not allowed to hold margin account for personal account dealing, unless he/she has a compelling reason to do so, and this is subject to absolute discretion of CCO.

g)Short-term Trading and Holding Period.  You are strongly discouraged from engaging in excessive short-term trading of Securities. CCO has a right to impose a daily cut-off time for request of personal account dealing to prevent staff from excessive trading. Employees are required to hold all personal investments for at least 30 calendar days, unless prior written approval of the CCO or his/her delegate is given for an earlier disposal.

h)Acting for Personal Benefit.  You may not cause or recommend a Client to take action for your personal benefit.  Thus, for example, you may not trade in or recommend a security for a Client to support or enhance the price of a security in your personal account, or “front run” a Client.

i)Restrictions on BMO Securities. BMO employees are prohibited from directly or indirectly purchasing or writing options on BMO securities or short selling BMO securities. Also, no BMO employee may enter into financial transactions to hedge or monetize economic exposure to BMO shares or other equity compensation based on BMO shares.

j)Delay settlement. BMO employees and his/her immediate family are not permitted to delay settlement of personal transactions beyond the normal settlement time for the relevant market.

k)Transactions of Certain Affiliated Persons.  Pursuant to Section 17 of the Investment Company Act of 1940 of the USA, the registration statements of the fund advised/sub-advised by BMO GAM Asia and available for US persons provide that the fund shall not purchase or retain in its portfolio any securities issued by an issuer any of whose officers, directors or security holders is an officer or director of the fund, or is an officer or director of the investment adviser of the fund, if after the purchase of the securities of such issuer by the fund one or more of such persons owns beneficially more than 0.5%of the shares or other securities, or both, of such issuer, and such persons owning more than 0.5% of such shares or other securities together own beneficially more than 5% of such shares or securities, or both.  To avoid any possibility of an inadvertent violation of this provision, holdings exceeding 0.5% of the shares or other securities of any publicly owned issuers are restricted and must be reported to the Company.

For more details, please refer to Operating Directive: Personal Trading in Securities and Prevention of Insider Trading, where applicable.

https://intranet.bmogc.net/corporate/portal/lccg/Documents/OpDirectPersTradingSecuritiesPreventionInsiderTradingE.pdf

BMO Global Asset Management (Asia) Limited         Compliance Manual – November 2020

5.4.Blackout Period

NO EMPLOYEE shall exercise a securities transaction on a day during which any Fund or other Client of BMO GAM Asia has a pending “buy” or “sell” order in that same security until that order is executed or withdrawn. Priority should always be given to securities transactions for any Fund or clients over personal investments.

NO INVESTMENT PROFESSIONAL shall buy or sell a security within five (5) trading days before or after a Client trades in that security, or a recommendation on that investment is made or proposed to a Client.  Other non-investment employees are subject to such restrictions for one (1) trading day.  Because your responsibility is to put Client’s interests ahead of your own, you may not delay taking appropriate action for a Client in order to benefit or avoid potential adverse consequences in your personal account. The above may not be applied where client orders have been fully executed and any conflicts have been removed and it is subject to CCO (or his delegate) decision on a case-by-case basis.

5.5.Reporting Requirements

You are required to provide the following reports within the specific timeline of your Security holdings and transactions to the Compliance Department.  For the avoidance of doubt, the reports mentioned below also include those of the members of your Immediate Family and the covered accounts referred to under “Applicability of the Policies” above.

a)Initial Report of Holdings.  Within ten (10) calendar days after joining BMO GAM Asia, you must submit to the Compliance Department a report of your holdings of Securities, including the name, stock code and number of shares/principal amount of each Security held upon the time you joined BMO GAM Asia, and the name of any broker, dealer or bank with whom you maintained an account for trading or holding any type of securities, together with the relevant statements as a proof.

b)Annual Report of Holdings Within thirty (30) calendar days after the end of each calendar year, you must submit to the Compliance Department a report of your holdings of Securities as at 31 December of the immediate previous year, including the name, stock code and number of shares/principal amount of each Security, and the name of any broker, dealer or bank with whom you maintained an account for trading or holding any type of securities, together with the relevant statements as a proof.

c)Quarterly Transaction Report.  Within thirty (30) calendar days after the end of each calendar quarter, you must submit to the Compliance Department a report of your transactions in Securities which require pre-clearance or a gift of such Securities during that quarter, including the date of the transaction, the name, the ticker, and the number of shares/ principal amount of each Security in the transaction, the nature of the transaction (whether a purchase, sale, or other type of acquisition or disposition, including a gift), the price of the Security at which the transaction was effected, and the name of the broker, dealer or bank with or through the transaction was effected, together with the relevant monthly statements (quarterly statement will suffice if monthly statement is not issued by the broker) as a proof.

BMO Global Asset Management (Asia) Limited         Compliance Manual – November 2020

5.6.Approval of Brokers, Statements of accounts and Confirmations of Transactions

You must obtain pre-approval from the CCO (or his delegate) before opening an outside brokerage account for personal account dealing of Securities.  You must ensure that each broker, dealer or bank with which you maintain an account send directly to the Compliance Department copies of monthly statements of account of your personal brokerage accounts by signing a consent letter addressing to the broker, dealer or bank, and countersigned by CCO. Alternatively, the employee can directly submit the monthly statements of account to Compliance Department by himself/herself on a quarterly basis.

For those employees execute personal account trading, they are required to either provide statements of account or confirmations of transactions (upon request) for the purpose of regular monitoring purpose. For those employees who do not provide reports of securities holding or statements of accounts timely, the compliance department will send chaser email to these employees and copy to the CCO for escalation purpose. Where necessary, CCO will consider to further escalate to Head of GAM Asia.

5.7.Monthly Stocks Saving Plan (the “Plan”)

You are required to obtain one-off prior approval from the CCO (or his delegate) on the stocks you are going to select before you join the Monthly Stocks Savings Plan. Pre-approval requirement will be waived for the monthly transactions held by your brokers if there is no change in the Plan. However, if there is any change in your Plan afterwards, such as change of stocks or change in timing in placing order, re-approval from CCO (or his delegate) is needed.

BMO Global Asset Management (Asia) Limited         Compliance Manual – November 2020

IV.TRADE MANAGEMENT

1.BEST ADVICE

The Company must ensure that the employee does not make any recommendations to its client unless the recommendation is suitable for that client.  In deciding whether or not such an advice is suitable, the Company must have regard to the facts disclosed by the client and other relevant facts about the client of which the Company is or should reasonably be aware. When the Company recommends or effects a transaction in an investment, it must have reasonable grounds for believing that the recommendation or transaction is appropriate for that client before the conclusion of the client agreement.

2.BEST EXECUTION

Portfolio Manager / Dealer have a fiduciary duty to ensure clients receive best execution (i.e. the best available terms, taking into account the relevant market at the time for transaction of the size and kind concerned). When achieving best execution, the Portfolio Manager / Dealer may consider various factors in addition to price, including quality of execution, settlement efficiency counterparty risk, the quality of broker research and sales service provided. Training on best execution is provided to dealers by Compliance team (or its designate, where applicable) and it is conducted once every two years.

For details of best execution policy, please refer to the ETF Portfolio Management Procedure Manual or applicable best execution policy.

In addition, BMO GAM Asia has outsourced the dealing support function for its placement of order routing for certain funds/portfolio to a BMO affiliate in EMEA. BMO GAM Asia would rely on its affiliate’s implementation of best execution policy by performing regular oversight, including conducting monitoring and testing activities to ensure their adherence to best execution principles.

3.TRADE ALLOCATION

3.1.Principle

When allocating executed trades to accounts, undue preference should not be given to any Portfolio Manager or Client. Allocation must be fair, reasonable and in the best interests of Clients.  Orders for the same security may be aggregated on behalf of more than one client account in order to facilitate best execution and to reduce costs. Portfolio Managers must determine and document each account’s allocation basis before the order is submitted to the trading desk. Executed transaction should be allocated promptly in accordance with the stated intention, except where the revised allocation does not disadvantage a client and the reasons for the re-allocation must be clearly documented. However, certain orders for the same security may not be aggregated for practical reasons, such as trades for index-tracking funds.

3.2.Timely allocation

As soon as reasonably practical after an execution is reported by a broker or upon effecting a cross, the execution(s) must be allocated to accounts by adhering to the rules set out below. At the time of allocation, an execution must be fully allocated to accounts - no portion of the execution can be left unallocated. All executions must be fully allocated to accounts by the close-of-business each day.

BMO Global Asset Management (Asia) Limited         Compliance Manual – November 2020

3.3.Pro-rata

Under normal circumstances, an execution must be pro-rated, based on outstanding quantity, across the accounts defined in the intended basis of allocation for the order(s) concerned. This pro-rata basis also applies to orders which are partially filled.

3.4.Small Executions

In cases where an Order is incomplete and a pure pro-rate results in an uneconomically small Client Allocation, the Portfolio Manager / Dealer may at his/her discretion either exclude the Client from the allocation altogether or complete the total order for the Client.  The reason must be recorded on the system.

3.5.Allocation price

The Executions must be allocated to Clients at the executed price reported by the Broker, without exception.

3.6.Allocation time-stamp

The 'Allocation' time against the Execution time should be recorded.

3.7.De-allocation

Executions should only be de-allocated where a genuine mistake has been made.  A reason for re-allocation must be recorded on system.

For details, please refer to the ETF Portfolio Management Procedure Manual.

4.CLIENT'S UNDERSTANDING OF RISK

The Company must take steps to satisfy itself that the client has an understanding of the risks involved with advisory or discretionary transactions.  If the Company has been instructed to effect a transaction in any investment on a client's behalf and has reason to believe that the investment is unsuitable for that client, it must first advise the client not to proceed, explaining the reasons for the advice.  Only if the client repeats his instruction, despite the advice, should the Company proceed with the transaction.  Written evidence must be obtained where this rule is applied.

5.CHURNING

You must not effect transactions with excessive frequency or size, given the client's investment objectives and the agreed portfolio management policy.  For advisory clients, you must not make recommendations that would cause transactions to be effected which are in breach of the above prohibition.

BMO Global Asset Management (Asia) Limited         Compliance Manual – November 2020

6.CROSS TRADES

A Portfolio Manager should only undertake sale and purchase transactions between client accounts (cross trades) where:

a) the sale and purchase decisions are in the best interests of both clients and fall within the investment objective, restrictions and policies of both clients;

b)the trades are executed on arm's length terms at current market value;

c)the reasons for such trades are documented prior to execution;

d)such activities are disclosed to both clients; and

e)there is a change of beneficial ownership.

All cross trades will be logged in Cross Trade Log by BC&C. Any cross trade executed in Hong Kong requires approvals by both BC&C and Responsible Officers and the cross trade will be reviewed quarterly at Trade Management Committee.

7.SOFT DOLLAR

BMO GAM Asia currently does not enter into any soft dollar arrangement with its brokers, approvals from BC&C and BMO Legal are required if the Company enters into any such arrangement and ALL the following criteria must be met.

BMO GAM Asia act for clients in the exercise of investment discretion, and may receive goods or services (i.e. soft dollars) from a broker in consideration of directing transaction business on behalf of such clients to the broker only if:

a)the goods or services are of demonstrable benefit to BMO GAM Asia’s clients;

b)transaction execution is consistent with best execution standards and brokerage rates are not in excess of customary full-service brokerage rates;

c)the client has consented in writing to the receipt of such goods and services;

d)disclosure is made at least annually of BMO GAM Asia’s practices for receiving such goods and services, including a description of the goods and services received; and

e)if soft dollar is allowed by local regulatory authorities.

Goods and services may include: research and advisory services; economic and political analysis; portfolio analysis, including valuation and performance measurement; market analysis, data and quotation services; computer software incidental to the above goods and services; and investment-related publications

Goods and services may NOT include cash or money rebate, travel, accommodation, entertainment, general administrative goods or services, general office equipment or premises, membership fees, employee salaries, or direct money payments.

BMO Global Asset Management (Asia) Limited         Compliance Manual – November 2020

8.Adhering and Monitoring of Investment Restrictions

8.1 Pre-execution of trades

Portfolio Manager should ensure that he/she understands and is familiar with the client's investment requirements and stated policy before he/she takes on the management of, or provides advice to, the account and any trade execution is carried out on behalf of the account.  These investment restrictions should be inputted into investment compliance systems before a mandate commences trading/advising.

8.2 Post-execution of trades

Exception reports should be generated from investment compliance system on investment restriction breaches (advertent and inadvertent) daily.  The BC&C should follow up with the relevant Portfolio Manager and ensure that investment restriction breaches are promptly and properly rectified and dealt with.

9.Trading Error Correction Policy

GAM Asia maintains a separate policy called “Breach & Error Standard” on the general principles, management framework and process, monitoring and reporting as well as the escalation mechanism in handling breach and error, including trading error.

For details, please refer to the BMO GAM’s Breach & Error Standard.

BMO Global Asset Management (Asia) Limited         Compliance Manual – November 2020

V.DEALING WITH CLIENTS

1.SALES AND MARKETING GUIDELINES

1.1.General

1.1.1.Management controls

a)Senior Management is ultimately responsible for the integrity, professionalism and regulatory compliance of the marketing and sales practices

b)Head of Distribution is responsible for the marketing activities of those under his/her supervision:

▪Fully understand the products being marketed

▪Be aware of the clients to whom those products are being marketed

▪Satisfy that the guidelines below are being adhered to

Currently, BMO GAM Asia only targets on institutional and intermediary clients for marketing and distribution purpose.

For guidance of media communication, please refer to BMO GAM Media Spokesperson Standard and Social Media Policy, where applicable.

For BMO GAM Media Spokesperson Standard, please see the link below:

https://intranet.bmogc.net/wealth/portal/globalgam/Documents/GlobalGAM%20Documents/BMO%20GAM%20Standard%20-%20Media%20Spokesperson%20(Dec%202017).pdf

For Social Media Policy, please see the link below:

https://intranet.bmogc.net/wealth/portal/investorline/PoliciesAndProcedures/Social%20Media.pdf#search=Corporate%20Communication%20Policy%20and%20Social%20Media%20Policy

1.1.2.Regulations on sales and marketing

Each aspect of the marketing process is subject to regulatory and market practice requirements.  BMO GAM Asia must strictly comply with these requirements.

1.1.3.Cross border marketing
The regulations on sales and marketing will vary between different jurisdictions, and BMO GAM Asia must comply with applicable requirements in the jurisdiction where the marketing activities are taken place.  In general, before carrying out cross-border activities that are likely to be regulated under the laws of other jurisdictions (for example, signing of account agreements or mandates; marketing or selling or entering into transactions of investment products; and giving advice), the employee must ensure that he/she understands the applicable regulatory requirements and restrictions for such activities.  Legal and Compliance should be consulted before any marketing activities for a new jurisdiction, new client type or new product type. Appropriate disclaimer should be placed in the material to be used for cross-border marketing activities.

BMO Global Asset Management (Asia) Limited         Compliance Manual – November 2020

For details of compliance with cross-border marketing activities, please refer to the respective Country Guidelines published by legal team.

Licensees must be competent to advise on and assess the suitability of the investments they are recommending / dealing in and understand and comply with SFC regulations in respect of all their dealing with clients.

1.2.Guidelines on marketing and sales practices

1.2.1.Risks of the products

      Understand all the major risks of the products being marketed.

1.2.2.Sophistication of the client
Evaluation should consider the nature of the client and the product.  Ensure that client is able to understand the major risks of the product.  Client should also be provided adequate information to enable them to understand the product and its risks and make an informed decision.

1.2.3.Client investment objectives
Understand clearly clients’ investment objectives and try to match the products with their requirements to ensure the risk profile of the product is suitable for the client depending on the types of client.

1.2.4.Independent professional advice
BMO GAM Asia is not normally the client’s investment adviser, nor will it advise on tax or legal issues.  Client should be advised, if necessary, to obtain independent professional advices on all aspects of the investment.

1.2.5.Books and records
Document your discussions and negotiations.  This will help to resolve the matter quickly and fairly in the event of a dispute.  As general rules:

▪Keep copies of all written correspondence, in particular all offering documents

▪Establish appropriate records of all discussions or meetings with client during which you discuss the client’s investment needs or the risks of a particular product

1.2.6.Do not mislead or deceive
Any act (words, promises, omitting essential information, actions, displays, advices, statements, etc) which is misleading or deceptive, or is likely to mislead or deceive is prohibited.

1.2.7.No false representations or fraud
Any activity involving a fraud on a client is strictly prohibited.  Similarly, false representations about the characteristics of a product or services are also prohibited.

BMO Global Asset Management (Asia) Limited         Compliance Manual – November 2020

2.GUIDELINES ON MARKETING MATERIAL

2.1.1.Scope

Guidelines on Marketing Material (the “Guidelines”) apply to all marketing materials distributed by BMO GAM Asia.

Marketing materials are those intended to be distributed to third parties outside BMO GAM Asia for marketing, promotional or sales purpose, including but not limited to:

•BMO Website

•product brochures, flyers, presentations

•audio and video communications

•newsletters, updates

•advertisements and promotional materials (whether in print, audio or televised)

•press releases

These marketing materials may be written, oral, transmitted via radio, television or through the Internet.

Generally, all marketing materials must be reviewed and approved by Compliance before distributing to clients.  Generally, Compliance requires 3 business days for such review in order to provide the first round of requisition, and the actual timeframe would depend on the content, complexity and length of the materials.

Regarding the procedures in preparing marketing materials, please refer to “Sales & Marketing – Preparing of Marketing Materials for use in APAC” for details.

For details in respect of updating BMO Website, please refer to a separate Website  Update Policy and Procedures.

2.1.2.Roles and responsibilities

Sales and Marketing is responsible for ensuring:

•accuracy and completeness of the content

•compliance with guidelines listed out in Paragraphs 1.1 and 1.2 of this Section

•suitability to the intended recipient in terms of client types, client profiles, including investment objective, risk profile and sophistication level

•compliance with cross border selling restriction regulations as stated in the respective Country Guidelines (where applicable)

•the quality of translation (where applicable)

Compliance reviews the English version only of the external communications to ensure that it:

•complies with relevant local rules and regulations

•does not contain obvious misrepresentation

•includes adequate disclosures and disclaimers from local regulatory perspective

Legal is responsible for:

•define required disclaimers

•provide advices to Compliance on interpretation of rules and regulations

BMO Global Asset Management (Asia) Limited         Compliance Manual – November 2020

2.1.3.Content of marketing material

a)Marketing material must not be false, biased, misleading or deceptive

b)Descriptions should be clear, fair and present a balanced picture of the product with adequate risk disclosures

c)Statements made should be factual (i.e. supported by verifiable sources), do not use language that is superlative and exaggerating

d)Language should not appear to be promising or guaranteeing anything

e)Information should be timely, and data should be up-to-date.  Source (and as of date of source) of all data should be specified

f)Product descriptions must be consistent with offering documents

g)Where performance or returns information and analysis, or expected cash flow information is shown, basis of which should be clearly specified

h)A comparison of performance figures should be fair, accurate and relevant, comparing “like with like”

i)While logos of other companies, pictures, artworks are included, ensure that we have the authority to use the logos, pictures, artworks, etc

j)When providing a synopsis or analysis, e.g. investment economic outlook, state all the relevant facts in order to give a fair view

Marketing material on SFC-authorized fund should comply with the Advertising Guidelines Applicable to Collective Investment Schemes Authorized under the Product Codes available on SFC website.

2.1.4.Translation of marketing material

a)Sales and Marketing is responsible for ensuring the quality of translation, where applicable.  Compliance review and approval will be granted on the English version of the material, and will not comment on the translated version.

b)In providing a translated version of marketing materials/presentation to clients or prospects, BMO GAM Asia needs to ensure that care is taken in the preparation of the translation.  Where translation is conducted internally, the quality of translation should be reviewed by a competent individual conversant with that language. An email proof sent by reviewer is required to submit to Compliance team as review evidence of translated version.  Where third party service provider is engaged, BMO GAM Asia is expected to exercise due care in the selection of such service provider.  In general, such duty can be discharged where BMO GAM Asia appoints a professional translator or a law firm since it is reasonable to rely on them to provide accurate translation.

BMO Global Asset Management (Asia) Limited         Compliance Manual – November 2020

c)Sales and Marketing team is responsible to ensure the following disclosure or as provided by Legal from time to time should be shown prominently on the cover page of the translated material, and the translated version should be provided together with the English version:

“The translation is provided to the recipient for reference purposes only. In the event of any discrepancies between the information in the translated and English version documents, the English version will take precedence.”

2.2.Marketing materials prepared by BMO GAM affiliates

2.2.1.If the marketing materials to be distributed by BMO GAM Asia are prepared by affiliates of BMO GAM or the context of such information is in relation to fund/portfolio being managed by the BMO affiliates BMO GAM Asia can rely on the reviews and controls by the affiliates and assume that the materials are accurate and complete, up-to-date and not misleading. Sales and marketing team is required to obtain approval number from the respective compliance team of BMO GAM affiliates (if case there is no approval number, an approval email from respective compliance team is required) and then provide such information to HK compliance team.

2.2.2.Marketing team should ensure that the marketing materials are suitable to the clients according to client profile, including investment objective, risk profile and sophistication level.

2.2.3.Compliance should review the marketing materials focusing on Asia specific regulatory requirements.

2.3.Marketing materials review procedures

When submitting marketing material review request to Compliance, please complete the below approval checklist, and note the following:

?Generally 3 business days for Compliance team to review in order to provide the first round of requisition.  To speed up the review, (i) if this is a new material, please provide Compliance ONLY the material to be reviewed in the review request email (e.g. not to include your email communications with other GAM affiliates); (ii) if this is an updated version from previous approved deck, please do comparison and advise Compliance team on the new slides / amendments which require Compliance team to review and approve.

For details, please refer to separate procedure called “Sales & Marketing –
Preparation of Marketing Materials for use in APAC” and “Bi-weekly BMO ETF(HK) Update Operating Procedures.

?Please provide Compliance team the final version (and translated final version, if any) incorporated all comments from Compliance team.  Should Compliance team has no further comments, an approval reference number will be provided for record.

BMO Global Asset Management (Asia) Limited         Compliance Manual – November 2020

1	Title/description of the material
2	Material type (e.g. Strategy or Fund presentation/Factsheet/ General Market Commentary/Capability deck/Press release)
3	If the material is prepared by other BMO GAM affiliates, had local Compliance reviewed and approved the material? (Please provide approval ref number)
4	Is the recipient an institutional client or intermediary? (Please name the client type)
5	Which countries will this material be distributed to?
6	How will the material be delivered to the recipients? (e.g. one-on-one meeting, conference, roundtable)
7	Is it provided on reverse-enquiry basis? (Documentary evidence must be available)
8

Will the material be translated into other languages?

If so, please provide

•Translated version (final version)

•Paragraph containing the translation disclaimer

•Due diligent performed (for external translator)

•Confirmation that the quality of translation had been reviewed internally (for internal translator, except for Japanese which is subject to a separate control process)

9	Any other important information

2.4.Contracts and agreements

2.4.1.General

All written contracts, agreements, and other legal documents with external parties that commit BMO GAM Asia (whether itself or on behalf of clients) to obligations, payments or liabilities must be reviewed by Legal and approved by BMO GAM Asia management.

2.4.2.Master distribution agreement

a)Before distributing the funds or services of any BMO GAM affiliates, BMO GAM Asia must enter into a master distribution agreement with the corresponding affiliates.

b)BMO GAM Asia Legal will liaise with the Legal of the affiliates, and provide final draft to managements of both parties for review and approval.

c)The agreement must be duly signed by the authorized signatories of BMO GAM Asia and the affiliates.

2.4.3.Distribution agreement with intermediary

a)Legal will provide a distribution agreement template.

b)Sales and Marketing will prepare the agreement with the intermediary based on the template provided by Legal (with guidance from Legal where necessary).

BMO Global Asset Management (Asia) Limited         Compliance Manual – November 2020

c)Any changes proposed by the intermediary in the agreement must be referred to Legal for advice and approved by BMO GAM Asia management.

d)Agreement must be duly signed by the authorized signatories of BMO GAM Asia and the intermediary.  Legal should be consulted in case of doubt.

e)Original signed agreements will be kept by the Marketing team.

2.4.4.Investment Management Agreement

a)Where the Company provides to a client (other than an agent acting for an identified principal) investment services, there should be an Investment Management Agreement in place.  The Investment Management Agreement should never exclude or restrict any duty or liability to the client which it has under the law or the regulatory system.

b)Client agreement should be reviewed by the Sales & Distribution team, BMO Legal, and BC&C, and approved and signed by the Director(s).

c)The Company shall ensure that it complies with its obligations under a client agreement. If any breach is observed, it must be reported to the BC&C immediately.

2.4.5.Disclosure of the Company’s Charges to Clients

All fees charges and commissions (if any) should be set out in the Investment Management Agreement signed by the client.

3.PROFESSIONAL INVESTOR CLASSIFICATION

BMO GAM Asia is required to define the nature of its relationship with each of its customers and to classify them into different categories following certain factors.  This is to determine the need to comply with certain regulatory requirements when transacting investment products with our customers.

Prior to making a call, invitation or offer of any products regulated under the SFO to our customers, BMO GAM Asia is required to ascertain whether the customer is a Professional Investor.

‘Professional Investor’ (“PI”) is defined in section 1 of Part 1 of Schedule 1 to the SFO.  It includes specified entities set out in paragraphs (a) to (i) of the definition (e.g. banks, insurance companies and licensed corporations), and persons belonging to a class prescribed under the Securities and Futures (Professional Investor) Rules which mainly refer to high net worth corporations and individuals.

PI is also referred to in the SFC Code of Conduct in the following terms:

Institutional Professional Investors – persons falling under paragraphs (a) to (i) of the definition PI under the SFO.

Corporate Professional Investors – trust corporations, corporations or partnerships falling under sections 3(a), (c) and (d) of the Securities and Futures (Professional Investor) Rules.

BMO Global Asset Management (Asia) Limited         Compliance Manual – November 2020

Individual Professional Investors – individuals falling under section 3(b) of the Securities and Futures (Professional Investor) Rules.

Notwithstanding that some legal restrictions imposed by the SFO (e.g. the issuance of advertisements, the making of unsolicited calls and the communication of an offer in relation to securities) do not apply to BMO GAM Asia when dealing with PI, all the requirements set out in the SFC Code of Conduct must still be strictly observed subject to exemptions.

Before BMO GAM Asia can rely on certain regulatory exemptions under the SFC Code of Conduct (i.e. suitability requirement, sales related disclosure, investor characterization, client agreement etc.), the customers we are dealing with must either fall within the definition of Institutional Professional Investors, or Corporate Professional Investors who satisfy the three criteria below after undertaking an assessment as set out in the SFC Code of Conduct.

•the Corporate Professional Investor has the appropriate corporate structure and investment process and controls (i.e. how investment decisions are made, including whether the corporation has a specialized treasury or other function responsible for making investment decisions);

•the person(s) responsible for making investment decisions on behalf of the Corporate Professional Investor has (have) sufficient investment background (including the investment experience of such person(s)); and

•the Corporate Professional Investor is aware of the risks involved which is considered in terms of the person(s) responsible for making investment decisions.

The above assessment should be in writing, and a separate assessment should be undertaken for different product types or markets.  New assessment is required where a Corporate Professional Investor has ceased to trade in the relevant product or market for more than 2 years.

In addition, before relying on the exemptions, GAM Asia should obtain the written consent from the Corporate Professional Investor agreeing on the PI classification as well as acknowledging the risks and consequences of being a PI.  GAM Asia also carry out an annual confirmation exercise to ensure the customer continues to fulfill the requisite requirements for being treated as a PI.

Relevant business should define the types of customers and products they will pursue.  Where PI classification is relevant, appropriate PI identification and assessment procedures must be established and strictly followed. Target customers of BMO GAM Asia are Institutional Professional Investors. If the customer is not an Institutional Professional Investor, it is subject to Senior Management approval before BMO GAM Asia can enter into contract with this type of customer.

4.COMPLAINT HANDLING

Complaints received from clients (including funds and fund investors) should be handled properly with appropriate remedial action, and clients should be advised about further steps to be taken if complaints are not promptly remedied. If subject matters relate to other client or raise issue of broader concern, BMO GAM Asia should take steps to investigate notwithstanding other client may not have filed complaints with BMO GAM Asia.

BMO Global Asset Management (Asia) Limited         Compliance Manual – November 2020

A complaint means any comment or statement by, or on behalf of, a client (whether written or oral) that criticizes or conveys a sense of grievance or dissatisfaction with any aspect of BMO GAM Asia's services.  All complaints must be referred to BC&C and Compliance department immediately.

BMO GAM Asia should comply with the Financial Dispute Resolution Scheme (“FDRS”) for managing and resolving disputes administered by the FDRC in full and be bound by the dispute resolution processes under the FDRS.  BMO GAM Asia should also make honest and diligent disclosure before mediators / arbitrators and render all reasonable assistance to the FDRS.

BMO GAM Asia should also report to the SFC for any determination or settlement of a compliant in connection with the FDRS (including details of the determination or settlement), if so requested by the SFC.

For details, please refer to the separate Client Complaints Handling Procedures.

BMO Global Asset Management (Asia) Limited         Compliance Manual – November 2020

VI.OTHER POLICIES

1.LICENSING

1.1.BMO GAM Asia

1.1.1.BMO GAM Asia is licensed by the SFC to conduct Type 1 dealing in securities, Type 4 advising on securities and Type 9 asset management regulated activities. Its licensing conditions are:

oFor Type 9 regulated activity that it shall not provide a service of managing a portfolio of futures contracts for another person unless it is for hedging purpose only;

oFor Type 1 regulated activity, it shall not conduct business other than:  (a) communicating offers to effect dealings in securities to other intermediaries, for the persons from whom those offers are received; (b) introducing persons to other intermediaries, in order that such persons may: (i) effect dealings in securities; or (ii) make offers to deal in securities; and (c) dealing in collective investment schemes. The terms "collective investment scheme" and "dealing" are as defined under the Securities and Futures Ordinance.

1.1.2.BMO GAM Asia may hold client assets.  The term “hold” and “client assets” are defined in Part 1 of Schedule 1 to the SFO.

Employees must observe the regulatory requirements as set out below if BMO GAM Asia receives or holds client assets in its own name. For the purpose of the following provisions, “client assets” shall include investor assets.

a)All client assets received or held by BMO GAM Asia must be segregated and dealt with in accordance with the Securities and Futures (Client Money) Rules (“CMR”) and the Securities and Futures (Client Securities) Rules (“CSR”), including obtaining the appropriate client authority prior to withdrawal or transfer of client assets.  BMO GAM Asia should also segregate the assets under the house account (if any) and client accounts.

b)BMO GAM Asia must handle client assets to ensure client assets are accounted for properly, promptly and adequately safeguarded in accordance with the CMR and CSR.  No client assets will be kept in BMO GAM Asia’s premises.

c)BMO GAM Asia has steps in place to ensure the custodian is properly qualified for the performance of its functions on an ongoing basis, including the custodian’s suitability and financial standing.

d)Under the CSR, client securities must be kept in a segregated account maintained with:

•An authorized financial institution;

•A custodian approved by the SFC; or

•Another SFC licensed intermediary dealing in securities

Under the CMR, client money must be kept in segregated account maintained with:

•An authorized financial institution; or

•A custodian approved by the SFC

BMO Global Asset Management (Asia) Limited         Compliance Manual – November 2020

e)BMO GAM Asia is required to report to the SFC within one business day if it does not comply with several specific provisions of the CMR and CSR (these requirements are set out in sections 11 and 12 of the CMR and CSR respectively).

f)If the client assets are ever held by group companies, the group company holding client assets in Hong Kong are regarded as an associated entity under the SFO and it is subject to the CMR and CSR and specific requirements although it is not required to be licensed with the SFC.

g)BMO GAM Asia or the “associated entity” (if any) is required to respond promptly to client's requests for information on corporate action in relation to the client assets.

h)If the client assets are ever received or held overseas, additional risk disclosures must be provided to the client, as such assets may not enjoy the same protection as that conferred under the SFO, CMR and CSR.

i)BMO GAM Asia is also required to keep records showing each client assets under the Securities and Futures (Keeping of Records) Rules.

j)In terms of operational internal controls, BMO GAM Asia has in place procedures to protect client assets from theft, fraud and other acts of misappropriation, including:

•defined authority to transfer and withdraw client assets

•maintenance of register of receiving client assets and update of client assets ledger

•proper audit trails to prevent, detect and investigate suspected improprieties

•regular reconciliations of BMO GAM Asia’s internal records and third party documents, e.g. bank statements or custodian statements

•review of reconciliations and significant client assets movements by appropriate senior management

•segregation of asset management function from back office function in relation to client assets

k)BMO GAM Asia is also required to prepare and provide receipts (standardized and sequentially numbered) to clients no later than the end of the second business day after receiving client money or securities pursuant to the Securities and Futures (Contract Notes, Statements of Account and Receipts) Rules. A monthly statement is also required if BMO GAM Asia holds client assets at the end of the month (Note: Where BMO GAM Asia only holds trading accounts in its own name with execution brokers, it is not required to issue receipts because it does not receive any client assets.).

l)Employees are not allowed to deviate from BMO GAM Asia’s current business plan which was submitted to the SFC and are required to report any exceptions to Compliance Department immediately.

m)Employees must consult the BC&C Department if they have any questions in relation to client assets.

BMO Global Asset Management (Asia) Limited         Compliance Manual – November 2020

1.2.Staff of BMO GAM Asia

Staff of BMO GAM Asia who performs regulated functions is registered as licensed representative (of Type 1, Type 4 and/or Type 9 activities) accredited to BMO GAM Asia.  Please refer to the Guidelines on Competence and the Fit and Proper Guidelines for the SFC’s general expectation of what is necessary to satisfy the licensing or registration requirements that a person is fit and proper (e.g. the minimum academic / industry qualification & regulatory knowledge).

1.3.Staff of BMO Affiliates

Staff of BMO affiliates temporarily performing Type 1 and/ Type 4 regulated activities in Hong Kong may apply to the SFC to be temporary licensed representative accredited to BMO GAM Asia.  Temporary licensed representatives are subject to the same ongoing requirements.  Temporary license is not available for Type 9 regulated activity.

1.4.Ongoing regulatory requirements

1.4.1.Responsible officer

BMO GAM Asia should appoint not less than 2 responsible officers to directly supervise the conduct of each regulated activity.  For each regulated activity, there should have at least one responsible officer available at all times to supervise the business.  The same individual may be appointed to be a responsible officer for more than one regulated activity provided that he/she is fit and proper to be so appointed and there is no conflict in the roles assumed.

At least one of the responsible officers must be an executive director (i.e. a director of the corporation who actively participates in, or is responsible for directly supervising the business of a regulated activity for which the corporation is licensed) and all executive directors must seek the SFC’s approval as responsible officer accredited to your corporation.

1.4.2.Manager-In-Charge and Senior Management

BMO GAM Asia is required to appoint Manager-In-Charges (MICs) for core functions defined by SFC:

•Overall Management Oversight

•Key Business Lines

•Operational Control and Review

•Risk Management

•Finance and Accounting

•Information Technology

•Compliance

•Anti-Money Laundering and Counter-Terrorist Financing

When appointing MIC of a core function, BMO GAM Asia should take into account the apparent or actual authority, and seniority, of that individual in relation to that core function.

Senior management of BMO GAM Asia includes:

•Board of Directors

•ROs

•MICs

BMO Global Asset Management (Asia) Limited         Compliance Manual – November 2020

BMO GAM Asia should adopt a formal document, approved by the Board, clearly setting out the management structure of the corporation including the roles, responsibilities, accountability and reporting lines of its senior management personnel.  It should submit to SFC the particulars of MICs, and an organizational chart depicting its management and governance structure, business and operational units and key human resources and their respective reporting lines.

Compliance team sends a quarterly reminder including a list of notifiable events to all MICs reminding their ongoing notification obligations.

1.4.3.Complaints officer

BMO GAM Asia is required to provide the SFC with contact information of their complaints officers. This information is available in the public register, facilitating investors to lodge their complaints where necessary with the licensee concerned. Currently, it is the CCO who acts as the registered Complaints Officer.

1.4.4.Client Agreement

Unless the client is an Institutional Professional Investor or Corporate Professional Investors which passes the CPI assessment criteria as mentioned above, BMO GAM Asia should ensure that a written agreement (Client Agreement) is entered into with a client before any services are provided to or transactions made on behalf of that client.  A Client Agreement should be provided in a language understood by the client.

1.4.5.Business Conduct

BMO GAM Asia is required to properly supervise their business conduct and remain fit and proper.  In particular, BMO GAM Asia should comply with, inter alia, the requirements under the Code of Conduct and the Management, Supervision and Internal Control Guidelines for Persons Licensed by or Registered with the SFC and abide by general principles such as acting with due skill, care and diligence and dealing with their customers in a fair and honest manner.

1.4.6.Notification of certain events and changes

BMO GAM Asia and the licensed representatives are required to notify the SFC (within the specified time limit, and normally within 7 business days) or obtain the prior approval from the SFC of certain events and changes in their particulars. The changes requiring notification are specified in section 135 of the SFO and Parts 1 to 3 of Schedule 3 to the Securities and Futures (Licensing and Registration) (Information) Rules.

Please refer to SFC’s Licensing Handbook for a complete list of notification event.

Compliance team sends a quarterly reminder including a list of notifiable events to all licensed representatives, responsible officer and relevant key stakeholders reminding their ongoing notification obligations.

1.4.7.Submission of audited accounts

BMO GAM Asia is required to submit their audited accounts and other required documents within 4 months after the end of each financial year (section 156(1) of the SFO).

BMO Global Asset Management (Asia) Limited         Compliance Manual – November 2020

1.4.8.Submission of FRR return

BMO GAM Asia is required to properly manage their financial risks and maintain at all times financial resources commensurate with the level of risk undertaken for the proper performance of their business including ensuring compliance with certain minimum requirements set out in the Securities and Futures (Financial Resources) Rules (“FRR”).  The FRR requires BMO GAM Asia to maintain at all times adequate liquid capital, after making provision for market and counterparty risk, so as to enable it to meet all of its liabilities and this is being monitored by Finance Department.  BMO GAM Asia is required to submit monthly FRR to the SFC (section 56 of the Securities and Futures (Financial Resources) Rules) within 21 days which is coordinated by Finance Department.

1.4.9.Submission of annual returns

BMO GAM Asia, responsible officers and the licensed representatives are required to submit annual returns to the SFC within one month after each anniversary date of their licenses, i.e. 31 January.

1.4.10.Remain fit and proper

BMO GAM Asia, responsible officers and the licensed representatives must remain fit and proper at all times.

It is an obligation of every employee to attend compliance training.  Compliance training is critical to ensure that all employees are informed of their legal and regulatory obligations.  Employees are required to complete an online mandatory BMO ‐ Ethics, Legal & Compliance Training (“Mandatory Compliance Training”) annually. A quiz is set up for Mandatory Compliance Training and a minimum score is required to achieve before the licensed staff is accredited to the CPT hours for that training. Retaking the quiz is compulsory if the licensed staff fails to pass the minimum score threshold. Where applicable, the Mandatory Compliance Training program and materials are evaluated and updated on an annual basis.

For the purpose of maintaining and enhancing licensed staff industry knowledge, technical skill, professional expertise, ethical standards and regulatory knowledge,

Licensed representatives must undertake a minimum of 5 continuous professional training (“CPT”) hours per calendar year for each regulated activities he / she engages. Considering regulated activities can be classified into different groups for the purposes of meeting competence requirements, a similar approach can be applied for counting CPT hours under the CPT requirement regime. You may refer to the below table for the grouping.

CPT Group	Type of regulated activities
A	1 – dealing in securities 4 – Advising on securities 8 – Securities margin financing
B	2 – Dealing in futures contracts 5 – Advising on futures contracts
C	3 – Leveraged foreign exchange trading
D	6 – Advising on corporate finance
E	9 – Asset Management

BMO Global Asset Management (Asia) Limited         Compliance Manual – November 2020

In addition to attending the Mandatory Compliance Training, licensed staff may attend training from external sources in order to meet his/her CPT obligations. The licensed staff should ensure that the contents of the training are appropriately structured and of benefit to the licensed staff in performing his/her functions. Generally speaking, CPT activities should be of relevance to the functions to be performed by them and of significant intellectual and practical contents with involve interaction with other individuals. If the licensed staff can show that a particular course is relevant to more than one competence group, the licensed staff may claim it as CPT in respect of all relevant regulated activities. For a non‐exhaustive list of example activities and topics which are relevant for CPT purpose, please refer to sections 6 and 7 of the Guidelines on Continuous Professional Training issued by the SFC.

In general, for individuals who are first licensed or have obtained approval to engage in new regulated activities during the year, you can be applied pro-rata with reference to the license or approval period. Excess CPT hours accumulated in one calendar year cannot be carried forward to the following year.

Individuals are required to retain appropriate records of all CPT activities completed in a calendar year. Documentary evidence sufficient to support attendance or completion of CPT activities including certificate of attendance and examination result should be kept by the licensed staff for a minimum of 3 years. The licensed staff is required to complete a standard CPT record sheet, showing details of CPT activities such as date of attendance, description of training courses and number of CPT hours claimed (“CPT Record Sheet”) and maintain it from time to time. The licensed staff is required to submit the duly completed CPT Record Sheet together with all of the documentary evidence for compliance team’s review on an annual basis. Compliance team is responsible to maintain and summarize all the licensed staff’s CPT activities in a CPT Register and assess whether (i) each of the CPT claimed by the licensed staff is eligible or not; (ii) each licensed staff satisfies the minimum CPT requirements in each calendar year. Separately, licensed staff is required to confirm his/her compliance with the continuous professional training (CPT) requirements for the previous calendar year when they electronically submit their annual returns in the SFC Online Portal.

Disciplinary actions including but not limited to issuing warning notice for those licensed staff who fail to comply with the minimum CPT requirements or keep sufficient record for CPT purpose.

Compliance team sends a quarterly email reminder to all responsible officers and licensed representatives reminding their obligations to fulfill their CPT requirements and keep the CPT attendance evidence.

1.4.11.Internal Investigation Disclosure Obligation of licensed staff

BMO GAM Asia is required to provide the SFC with additional information upon licensed staff cessation. Such ‘additional information’ requires BMO GAM Asia to -

oidentify whether departing licensed representatives and responsible officers has been the subject of an internal investigation in the six months prior to their departure;

oprovide details of the relevant internal investigation if such information have not been previously provided to the SFC; and

onotify the SFC as soon as practicable if any internal investigation involving the individual is commenced subsequent to the initial notification of cessation.

SFC FAQ should be referred for the clarifications on details of i) the scope of reportable investigations; ii) the level of detail required for disclosures; iii) the confidentiality applied to any disclosure made.

BMO Global Asset Management (Asia) Limited         Compliance Manual – November 2020

For such obligation, two forms below have been prepared..

-Fitness and Properness Declaration (for new license applicants of BMO GAM Asia) (“F&P Declaration”)

HR department is responsible to pass the F&P Declaration for all new joiners to complete and sign. HR department will then pass the original F&P Declaration to Compliance team following HR’s acknowledgement.

-Departure Compliance Questionnaire (for departure of BMO GAM Asia licensed staff)

HR will pass the Departure Compliance Questionnaire to the Head of BMO GAM Asia Pacific (the “Head”) upon the departure of BMO GAM Asia’s licensed staff. After the Head has completed and signed, he will circle back to HR department and Legal Counsel to acknowledge before HR department passes the Departure Compliance Questionnaire to the Compliance team.

2.DISCLOSURE OF SIGNIFICANT EQUITY PORTFOLIO HOLDINGS

Most jurisdictions have securities and exchange rules and laws which require legal notifications to local regulators and/ or stock exchanges if the listed stock’s shareholder (which includes a fund and/or an investment adviser of the fund)’s holding exceeds or subsequently falls below a stated percentage of the issuer’s outstanding common stock issue or an issuer’s entire outstanding equity.

In Hong Kong, the overriding objective of Part XV of the Securities and Futures Ordinance (“SFO”) is to enable those investing in listed corporations to obtain relevant information on a timely basis so they can make informed investment decisions.

The Disclosure of Interest (“DOI”) regime thus formulated under Part XV also enables investors to identify:

•the persons who control, or are in a position to control, interests in shares in listed corporations, and

•those who may benefit from transactions involving associated corporations of listed corporations.

It requires corporate insiders to give notice to both The Stock Exchange of Hong Kong Ltd (“SEHK”) and the listed corporation concerned on the occurrence of certain events:

oSubstantial shareholders - individuals and corporations who are interested in 5% or more of any class of voting shares in a listed corporation, must disclose their interests, and short positions, in voting shares of the listed corporation; and

oDirectors and chief executives of a listed corporation must disclose their interests, and short positions, in any shares in a listed corporation (or any of its associated corporations) and their interests in any debentures of the listed corporation (or any of its associated corporations).

Accordingly, an investment manager, like BMO GAM Asia, is taken to have an interest in the shares of an SEHK-listed corporation held in the funds and client portfolios such BMO GAM Asia manages, if it is entitled to exercise any right conferred by the holding of the voting shares or control the exercise of any such right. Where such interests in the shares in the listed corporation reach the notifiable threshold (in general, 5%), or when a relevant notifiable event prescribed under the SFO occurs pertaining to these interests, a duty of disclosure arises by filing disclosure notices in respect of its notifiable interests in Hong Kong listed shares to SEHK and the relevant listed corporation.

BMO Global Asset Management (Asia) Limited         Compliance Manual – November 2020

All the BMO GAM Asia’s fund positions have been fed into a global SHARC system for aggregation and this is being monitored by a compliance reporting team In EMEA.

The submission of DI form was filed electronically by EMEA Compliance Reporting team (copy to Hong Kong Compliance team) to the SEHK through the electronic filing system, namely, “Disclosure of Interests Online System” (“DION System”). The disclosure was not sent separately to the listed corporation as the SEHK provides a copy of such DI form to the relevant listed corporation.

Dealing disclosure obligations

Rule 22 of the Code of Takeovers and Mergers (“Takeover Code”) requires parties to an offer and their respective associates to disclose dealings in relevant securities of the offeree and the offeror (where applicable), conducted for themselves or on behalf of discretionary clients during an offer period. An “associate” is defined under the Takeovers Code as, among others, any person who owns or controls 5% or more of any class of relevant securities. Therefore, BMO GAM Asia, being a fund manager, may fall into the definition of associate under the Takeover Code and is required to comply with its dealing disclosure obligations when an offer period commences for relevant securities. Dealing disclosure under Rule 22 under Takeover Code is required to be submitted to the SFC via SFC online submission system by completing a prescribed disclosure form. Identification of 5% dealing disclosure is monitored through the SHARC system as mentioned above.

3.OUTSOURCING POLICY

Background

3.1 Introduction

The outsourcing policy of BMO GAM Asia is governed by the BMO corporate standards on outsourcing.   For details, please refer to Outsourcing and Supplier Risk Management Corporate Standard, where applicable.

Outsourcing and Supplier Risk Management Corporate Standard, #002-60

http://cpandp.bmogc.net/en/Pages/002-6001.aspx

3.2 Scope

This policy applies to all outsourcing functions within BMO GAM Asia.

3.3 Outsourcing obligations in Hong Kong

The SFC has not published any Hong Kong specific guidelines on outsourcing, however, it has endorsed the Principles on Outsourcing of Financial Services for Market Intermediaries ("the Principles") which was published by the International Organization of Securities Commissions (IOSCO) in February 2005 for creating a framework that will assist regulated entities in determining the steps they should take when considering outsourcing activities.

The Principles stress the importance of proper due diligence in the selection and monitoring of the service provider and recommend certain provisions that should be included in the contract with the outsourcing service provider.  They also stress a need to ensure there are mechanisms in place to protect IT security, preserve client confidentiality, maintain business continuity, and grant a right for the regulator and the outsourced entity to retain access to books and records.

BMO Global Asset Management (Asia) Limited         Compliance Manual – November 2020

IOSCO recommends the Principles be applied, in whole or in part, according to the degree of materiality of the outsourced activity to the ongoing business of the outsourcing firm and its regulatory obligations. BMO GAM Asia may make reference to the general principles as set out in IOSCO Outsourcing Principle.

The outsourcing firm and its management retain full legal liability and accountability to its clients and regulators for all functions that the firm may outsource to a third party, to the same extent as if these functions were performed in-house.

Outsourcing Principle by IOSCO

http://www.iosco.org/library/pubdocs/pdf/IOSCOPD299.pdf

3.4 Outsourcing to service providers

In addition, BMO GAM Asia is required to exercise due skill, care and diligence in the selection and appointment of delegates by performing initial due diligence on its competence, resources and capability perspectives. Where functions are delegated out, there should be ongoing monitoring of the competence of delegates. All the initial and on-going due diligence processes are required to be properly documented.

For detail, please refer to the Due Diligence Approach for service providers.

4.MARKET ABUSE / MANIPULATION

4.1.Insider Trading

Material Non-Public Information (MNPI) refers to information about an issuer or its securities that would reasonably be expected to have a significant effect on the market price or value of the issuer’s securities.  You should assume that information is material if an investor, considering all the surrounding facts and circumstances, would find such information relevant in deciding whether or when to trade a security.  In general, any non-public information that, if announced, could affect the price of the security should be considered to be material information. Sensitive information refers to client or Company confidential information.

You may not disclose to anyone, whether inside or outside the Company, any Company trade secrets, proprietary or confidential information unless you have been authorized to do so.   You must keep confidential information regarding Client investment portfolios, actual or proposed securities trading activities of any Client, or investment research developed in the Company.  You should take appropriate steps, when communicating the foregoing information internally, to maintain confidentiality, for example, limiting computer access, and speaking in private.

BMO Global Asset Management (Asia) Limited         Compliance Manual – November 2020

POLICIES AND PROCEDURES IN PREVENTION OF INSIDER TRADING

BMO GAM Asia unequivocally prohibits and forbids any director, officer, or employee from trading, either personally or on behalf of others (including, without limitation, investment companies and private accounts advised by BMO GAM Asia), on MNPI or from communicating MNPI to others in violation of law.  This conduct is commonly referred to as “insider trading”.  BMO GAM Asia’s policy applies to every director, officer, and employee of BMO GAM Asia and extends to activities within and outside their duties at BMO GAM Asia.  Every director, officer and employee must read and retain these policies and procedures.  Any questions regarding these Policies and Procedures should be referred to the Compliance Department or BC&C.

The term “insider trading” generally is used to refer to the use of MNPI to trade in securities (whether or not the trader is an “insider”) or the communication of MNPI to others in violation of a duty owed. While each jurisdiction has its own laws concerning insider trading, the laws generally prohibit:

•trading by an insider while in possession of MNPI;

•trading by a non-insider while in possession of MNPI, where the information either was disclosed to the non-insider in violation of an insider’s duty to keep it confidential or where the information was misappropriated; or

•communicating MNPI to others in violation of a duty to keep the information confidential.

BMO GAM Asia staff possessing MNPI may not:

a)Deal in the listed shares of that company or its related companies;

b)Deal in derivatives of the shares of that company or its related companies;

c)Advise or procure another person to deal in such listed securities or derivatives knowing or believing that person will go ahead and deal in them; or

d)Disclose the relevant information to another person knowing or believing that person will go ahead and deal in the listed securities or their derivatives.

Information is generally considered to be “material” where there is a substantial likelihood that a reasonable investor would consider the information important in making his or her investment decisions.  Material information can include but is not limited to information that is reasonably certain to have an effect (whether favorable or adverse) on the price of a company’s securities.  As you are aware from the newspaper headlines, a number of insider trading cases have involved trading in securities which were the subject of actual or impending tender offers, or communicating non-public information regarding a potential tender offer.  A tender offer will usually be considered material by the regulators and the courts in most jurisdictions. Other information which might be considered material (depending on the attendant facts and circumstances) includes, but is certainly not limited to: changes in previously released earnings estimates, an important financing development, impending default on debt obligations, the acquisition or loss of a major contract, significant mineral discoveries, merger, acquisition or joint venture negotiations, plans for “going private”, recapitalizations, leveraged buyouts, spinoffs, liquidations, assets dispositions, corporate restructuring, and other events which investors would consider significant.

BMO Global Asset Management (Asia) Limited         Compliance Manual – November 2020

Information is “non-public” until has been effectively communicated to the marketplace.  One must be able to point to some fact to show that the information is generally public.  For example, information that is contained in a report filed with the regulators or that appears on a news service or in a publication such as the Asian Wall Street Journal or the New York Times or other publications of general circulation would generally be considered to have been communicated to the marketplace.

The penalties for trading on or communicating material non-public information in most jurisdictions (for example US, UK and Hong Kong etc) are extremely severe in nature, both for the individuals involved in such unlawful conduct and for any person who at the time of such conduct directly or indirectly controlled the person who engaged in such conduct.  A person can be subject to the penalties below even if she/he does not personally benefit from the violation.

In addition, any violation of the law or of these Policies and Procedures may be subject to severe regulatory and criminal penalties including disgorgement of profits, substantial fines and imprisonment.

Employment consequences of such behavior may include:

othe suspension or loss of registration to work in the securities industry, and/or odisciplinary action by BMO, which may include issuance of a warning letter, reporting to management, reversal of a trade, formal disciplinary action including investigation, monetary damages, and/or termination of employment.

oIn circumstances of a trade violation requiring a reversal of the transaction, the account is responsible for any losses and must forfeit any gains arising from a change in market value of the reversed position. Trades violations are generally resolved as expeditiously as possible. However, an employee maybe exposed to a change in market value over a longer period in the event of a reversal.

The foregoing is a very brief and simple summary of what constitutes insider trading.  If you have a question concerning insider trading or concerning the status of specific information in your possession, you should consult the Compliance Department or BC&C.

4.2.Procedures to implement BMO GAM Asia’s Policy against Insider Trading

Compliance team adopts the following steps and procedures in handling MNPI upon notification by employees of BMO GAM Asia:

(a)Following receipt of the notification from such employee, BC&C/ Compliance team take the following actions and controls to prevent from any misuse of MNPI:

•Record in the “Log of Trade Restricted List” documenting details of the incident, including date, person involved and reason why the employee received the MNPI;

•Trading restriction on such security will be set in the order management system (“OMS”) once such security is added to the “Log of Trade Restricted List” to prevent any dealing of such security by any GAM Asia’s clients;

•Any personal account dealing (“PAD”) request of such security for pre-clearance purpose from any GAM Asia employee will be rejected once such security is added to the “Log of Trade Restricted List.”

BMO Global Asset Management (Asia) Limited         Compliance Manual – November 2020

(b)Such security can only be removed from the “Log of Trade Restricted List” once the aforesaid information becomes public. Requestor must provide specific evidence of such public information to BC&C / Compliance team in order to uplift the trading restriction from the OMS and PAD request. Reason of such uplift will then be documented in the “Log of Trade Restricted List”.

In addition, the following corporate policies have been established to aid the officers, directors and employees of BMO GAM Asia in avoiding insider trading and to aid BMO GAM Asia in preventing, detecting and imposing sanctions against employees who engage in insider trading.  Every officer, director and employee of BMO GAM Asia must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties.

For details, please refer to BMO Group Operating Directive – Personal Trading in Securities and the Prevention of Insider Trading, where applicable.

https://intranet.bmogc.net/corporate/portal/lccg/Documents/OpDirectPersTradingSecuritiesPreventionInsiderTradingE.pdf

4.2.1.Identifying Insider Information.

Before trading for yourself or others, including accounts that you manage, ask yourself the following questions:

•Is this information material? Is this information that a reasonable investor would consider important in making an investment decision?   Would this information affect the market price of the security if generally disclosed?

•Do I have information about this company that is not publicly available?  To whom has the information been provided?  Has the information been publicly disseminated?

•How did I acquire this information?  Did I acquire it in breach of a duty that I owe?  Did I acquire the information from someone who had a duty not to disclose the information?  Did I acquire the information which the understanding that I would not trade on the information or that I would keep it confidential?

If, after consideration of the above, you believe that the information is material and non-public, or if you have questions as to whether the information is material and non-public, you should take the following steps:

•Consult with the Compliance Department or the BC&C prior to effecting any transactions in the security

•Do not purchase or sell the security on behalf of yourself or others, including client accounts

•Do not recommend the purchase or sale of the security

•Do not communicate the information to another person

•After the matter has been reviewed, you will be instructed whether to continue any prohibition against trading and communication

BMO Global Asset Management (Asia) Limited         Compliance Manual – November 2020

4.2.2 Restricting Access to MNPI.

Information in your possession that is material and non-public should not be communicated to anyone, including persons within BMO GAM Asia, except as provided above.  In addition, care should be taken to ensure that such information is secure.

4.3 What are market abuse / manipulation?

Simply speaking, market manipulation is the conducting of market activities to interfere with the actual supply and demand of securities or derivatives so as to create a false or misleading appearance of the price or turnover of the securities or derivatives.

This can be done by creating a false or misleading market by driving up, suppressing or stabilizing the price of the securities in question. They may also mislead investors by creating the appearance of active trading of the securities through transactions in which a person buys or sells securities without a change of beneficial ownership in the transaction, i.e. wash sales.

4.4 How can market be manipulated?

Market manipulation tactics include:

•The release of false or misleading information.

•The taking up of wash sales from one another within a certain trading period to increase the turnover of the stock or distort the actual share price.

•The placing of purchase orders at slightly higher prices or sale orders at lower prices to drive up or suppress the price of the securities when the market just opened, i.e. "marking the open".

•The drying up of stocks supply to exert undue upward price pressure on the stocks. This is known as "cornering shares".

BMO Global Asset Management (Asia) Limited         Compliance Manual – November 2020

4.5 Examples of Market Abuse / Manipulation?

Type of market abuse / manipulation	Example

1) Misuse of information

An insider discloses inside information to another person otherwise than in the proper course of his employment, profession or duties, or deals or attempts to deal in a qualifying investment or related investment on the basis of inside information relating to the investment.

An individual learns from his friend that the friend’s wife’s company is about to be the subject of a takeover offer from another company.  Accordingly, the person buys shares in the wife’s company in anticipation of making a profit on the rise in the share price.  Assuming that the information about the takeover was not passed on by the friend/wife in the proper pursuance of his/her profession or duties, the very disclosure itself is market abuse.  In addition, the share transaction would also be market abuse if the person knew, or could reasonably be expected to know, it was inside information.

2) Insider dealing An insider deals or attempts to deal in a qualifying investment or related investment on the basis of inside information relating to the investment in question.

In the context of a takeover, an offeror or potential offeror, or an advisor to an offeror entering into a transaction in a qualifying investment, on the basis of inside information concerning the proposed bid.

Trading on the basis of inside information obtained in the course of being ‘sounded out’ by external sales persons in respect of potential new debt issuance.  Employees should be alert as to whether they have been inadvertently provided with inside information.

3) Creating a false or misleading impression Behavior likely to give false or misleading impression as to the supply or demand, price or value of an investment.

Many people post messages on internet bulletin boards outlining the benefits of investing in a number of companies.  Any untrue statement these may contain in relation to a company’s activities or profitability may create a false or misleading impression.

BMO Global Asset Management (Asia) Limited         Compliance Manual – November 2020

4) Distorting the market Behavior which interferes with the normal process of supply and demand and therefore manipulates the market price of an investment.

A person buys large amounts of a particular share near the end of the day with the purpose of driving the stock higher to improve his investment performance.  The market price is pushed to a distorted level and investors get a false impression of the price of those shares and the value of any portfolio or fund which holds this stock.  This leads to people making the wrong investment decisions.

5) Requiring or encouraging others to commit market abuse Those who do not commit the abuse themselves but instead require or encourage others to do so are still covered by the Regime.

If an individual had non-published information that was relevant to the share price of a company and which was disclosable at some future point to the market, and then arranged for another person to deal in those shares rather than doing so himself, he could be found guilty of committing this offence.

6) Misuse of information in respect of off-exchange trading in related products

It is important to note that in addition to on-exchange trading, the Code offers off-exchange trading in related products.

If an individual had relevant, unpublished information about a particular company’s shares and chose to take advantage of the information by using a spread bet based upon the price of a company’s shares instead of investing in the shares themselves, he could still be found to have engaged in market abuse.

4.6 Regulation in Hong Kong

Market manipulators will be subject to severe punishment. The parallel civil and criminal regimes under the Securities and Futures Ordinance enable the SFC more effectively to combat market misconduct like market manipulation. A Market Misconduct Tribunal (MMT) has been set up to handle civil cases of all forms of market misconduct including market manipulation, insider dealing and the dissemination of false and misleading information about securities or futures contracts. The MMT will decide cases on the civil standard of proof and can impose a range of civil sanctions such as ordering the disgorgement of profits, "cease and desist" and "cold shoulder" orders, and disqualifying a person from directorship or management of a company.

Any SFC licensee found to have taken part in market manipulation may have their license suspended or revoked.

BMO Global Asset Management (Asia) Limited         Compliance Manual – November 2020

5.INTERNAL PRODUCT APPROVAL FOR SFC-AUTHORIZED FUND

5.1.Introduction

The ability to deliver new products to clients in a timely and efficient manner is a key contributor to the business success of BMO GAM Asia.  The development and rollout of those new products should follow a process that includes an appropriate level of due diligence review and approval to ensure applicable risks are identified, assessed and managed.  The process to follow is called the Internal Product Process (“IPP”).

The IPP gives approval to initiate product development and rollout progression for the new product. Once the IPP is approved, certain business development such as corporate marketing and relationship build may commence, in compliance with Group policy and legal/regulatory requirements during the lifecycle.

Once a formal launch date is determined, stakeholders shall confirm the readiness for launch at that time.

The IPP consists of three main elements:

•Product Committee

•Product Approval Process

oDue Diligence

oExecutive Approval

•Ongoing monitoring of existing approved products

oPost-sale obligation

oModification of contract terms / constitutive documents

oExit management (termination / de-authorisation)

This document is aligned with the SFC’s Guidance on Internal Product Approval Process dated 30th April 2014, which comprises general principles as follows:

1.Accountability

2.Infrastructure

3.Target market identification

4.Product design

5.Risk monitoring and stress testing

6.Termination / de-authorization

7.Modification of contract terms / constitutive documents

8.Fees

9.Distributor selection

10.Investor education

11.Disclosure

12.Conflicts of interest

13.Post-sale obligations

5.2.Product Definition

For the purpose of this document, Product is defined as:

•SFC approved funds sponsored and/or managed Note 1 & Note 2  by BMO GAM Asia

At a later date, the scope of the coverage of IPP may be broadened as needed.

BMO Global Asset Management (Asia) Limited         Compliance Manual – November 2020

Note 1: Product Providers of existing SFC-authorized products (as of 30 April 2014) will not normally be required to submit a Confirmation to the Commission for any post-authorization applications (e.g. a scheme change application).  However, so long as these products remain authorized, the Product Providers are expected to comply with the general principles on their product governance during the product life-cycle.  The Commission reserves the power to request for a Confirmation during a post-authorization application should there be any doubt on the Product Provider’s compliance with this set of Guidance.  In other words, we need to carry out ongoing performance monitoring and exit management for existing SFC-authorized products.

Note 2: SFC’s Guidance on Internal Product Approval Process dated 30th April 2014 is applicable to Product Providers in respect of SFC-authorized unit trusts and mutual funds, SFC-authorized investment-linked assurance schemes, and SFC-authorized unlisted structured investment products.  The definition of “Product Provider” is:

1. Issuer of a structured investment product;

2. Management company of a unit trust / mutual fund;

3. The unit trust / mutual fund itself;

4. The board of directors of the unit trust /mutual fund; and

5. The insurance company issuing an ILAS

5.3.Product Committee

Product Committee (“Committee”) of BMO GAM Asia is set up to approve and review product-related matters.  All new Products should go through an internal product approval process, with sign-offs from the Committee. Any approval or disapproval of products should be properly documented.

5.3.1.Purpose of the Product Committee

oReview and approval of new products

oCarry out ongoing review of approved product

oMonitor the implementation of the policies and procedures approved by the Committee

oMonitor compliance with established policies, goals, guidelines and applicable regulations regularly

5.3.2.Composition

To ensure each new product goes through proper due diligence and approval process, the Committee should comprise senior management and all key relevant functions covering both front-office and back-office functions.

The Chairperson of the Committee is a member of Senior Management member of BMO GAM Asia.

5.3.3.Meetings

The Committee meets on a semi-annual basis and the Chairperson has the authority to convene additional meetings as circumstances require.  Meeting agendas are prepared and distributed to Committee participants.  Minutes are prepared and distributed summarizing any resolution, approval or decision of the Committee for each meeting.

A quorum for the Committee is attained when the Chairperson and at least three other members are in attendance and all decisions shall be passed by a majority.

The agenda for the semi-annual meetings shall consist of the following regular headings:

1.       IPP of new products

BMO Global Asset Management (Asia) Limited         Compliance Manual – November 2020

2.       Ongoing monitoring of relevant existing approved products

3.       Any other business

5.4.Internal Product Process (“IPP”)

5.4.1.Business Unit Responsibilities

The originating Business Unit should ensure the product being developed fits within its approved strategy during the initial idea and feasibility discussions.  Once the appropriate executive sponsorship has been obtained, the originating Business Unit is responsible for completing the necessary documentation and managing the product development, due diligence review, approval steps, ongoing performance monitoring as well as exit management.  It is also responsible for maintaining a documented audit trail of such stakeholder input.

The initial due diligence review carried out by the Business Unit itself, may include but not limited to the following areas:

•Market research, competitive analysis and strategy

•Industry research, benchmarking and forecasting

•Client-needs and suitability assessment

•Pricing strategy

•Communication strategy

•Front-line and back-office operations processing procedures

•BMO business conflicts, strategies and risk/reputation culture

•Regulatory requirements

The originating Business Unit should then document on the Product Approval Form template to capture and summarize all relevant product, risk, operations support and compliance guidelines required for stakeholders’ due diligence approval and review steps.

5.4.2.IPP documentation

The IPP documents consist of the following elements:

•Target market identification

•Product Description and Product Design

•Risk monitoring and stress testing

•Fees

•Distributor selection

•Investor education

•Disclosure

•Legal and compliance

•Conflicts of interest

5.4.3.Stakeholders’ Due Diligence

The stakeholders that should be involved in the review process include, but are not limited to, Risk Management, Legal, Compliance and Product Operations.

Stakeholders are responsible for ensuring that an appropriate degree of due diligence review is carried out with respect to their subject matter.  They should raise any concerns to the Business Unit within the identified timeframe and provide a positive affirmation or concurrence.

BMO Global Asset Management (Asia) Limited         Compliance Manual – November 2020

Positive affirmation by stakeholders means that all significant risks and issues within their area of expertise have been identified; and these issues have been communicated to the Business Unit and to other stakeholders, where applicable.   Stakeholders are responsible for ensuring their individual due diligence review steps, issues and comments are appropriately documented.

As the level of risk for a product increases, additional stakeholders should be included in the due diligence review step.

5.4.4.Executive Approval

a)Approval Formality – The appropriate executive approvals must be obtained and duly documented prior to initiation of any new product action. The number and level of approvals required is intended to be scalable and is aligned with the nature and materiality of the issues and the incremental risks associated with the proposed new product.

The Business Unit Head and all members of the Committee must sign off, thereby confirming that all product and its associated risks are understood and acceptable to it.  Appropriate approvals shall be determined based on the magnitude of change, complexity and identified risks.

b)Permitted Interim Activity – To facilitate development of the business, certain interim activity pre-launch such as corporate marketing, relationship build and the like, may commence once the IPP is approved. Business Unit shall consult with relevant parties, in particular Legal and Compliance before such interim activity may commence. This is to ensure Business Unit shall be provided with correct guidance as to relevant policy, legal and regulatory directives which they shall comply during the development cycle.

c)Conditional Approval – Stakeholders may annotate conditional approval subject to compliance with certain requirements. Most often such requirements may be of legal or regulatory nature, although they may be of any nature. Conditional Approval shall not hold up the development and rollout actions, but the conditions must be cleared before the new product can be launched.

5.4.5.SFC confirmation

All applications for authorization of SFC-authorized products under s104 or s104A of the SFO are required to submit a written confirmation to the SFC that this set of Guidelines has been and will be complied with.

5.5.Post Approval Framework

5.5.1.Ongoing monitoring

Relevant to the nature of the product, once a new product has been launched in the market place, it’s strategic, financial, and operational and risk performance should be reviewed by the Business Unit and the Committee from time to time.

The nature and extent of the monitoring and reporting activities undertaken will depend upon the type of product, the experience and history with similar offerings, the product risk attributes and the overall level of product risk exposure, at least on a semi-annual basis at the Committee meeting.  Developing an exit strategy, if the product does not meet its initial performance or risk expectations, should also be considered during the subsequent performance review.

BMO Global Asset Management (Asia) Limited         Compliance Manual – November 2020

5.5.2.Post-sale obligations

The Business Unit should ensure that they will continue to serve the following functions after product issuance, pertinent to the risk nature of the products –

a)establish procedures to monitor product performance and review product viability;

b)review distribution strategy;

c)ensure ongoing disclosure of information relating to the product to keep investors informed; and

d)handle investors’ requests and review complaints

5.5.3.Modification of contract terms/constitutive documents

The Business Unit should ensure that the following will be taken into account when making modification(s) or adjustment(s) to a product or its contract terms/constitutive documents –

a)any reasons or justifications for the modification should be fair and reasonable; and

b)notification period given to investors must meet relevant regulatory and contractual requirements.

5.5.4.Exit management (termination / de-authorization)

The Business Unit should ensure that the termination/de-authorization processes pertinent to relevant products shall be carried out fairly. In particular –

a)any reasons or justifications for the termination/de-authorization should be fair and reasonable;

b)alternatives (if available) to investors should be fair and should not materially prejudice the rights or interests of investors;

c)notice contents and advance notification period given to investors must meet relevant regulatory and contractual requirements; and

d)the amount payable to investors upon any termination/de-authorization should be determined in good faith and in a commercially reasonable manner, including appropriate treatment of:

•any accrued but unpaid interest/benefits;

•any market value adjustments; and

•any termination/de-authorization costs (if applicable).

For details, please refer to the separate Internal Product Process for SFC-Authorised Fund.

6.ELECTRONIC TRADING

Electronic trading, for the purpose of the electronic trading requirements, means the trading of securities and futures contracts electronically and includes internet trading, direct market access and algorithmic trading.

6.1.Responsibility for orders

BMO GAM Asia is responsible for the settlement and financial obligations of orders sent to the market through its Electronic Trading System (“ETS”) and for implementing policies, procedures and controls to supervise the orders in accordance with applicable regulatory requirements.

6.2. Management and supervision

BMO GAM Asia should effectively manage and adequately supervise the design, development, deployment and operation of the ETS it uses.

BMO Global Asset Management (Asia) Limited         Compliance Manual – November 2020

6.3.Adequacy of system

BMO GAM Asia should ensure the integrity of the ETS it uses, including the system’s reliability, security, and capacity, and have appropriate contingency measures in place.

Reliability report or alternative report serving similar purpose of existing electronic trading system is obtained and reviewed annually by BC&C and any exception will be reported to the Trade Management Committee.

6.4.Record keeping

BMO GAM Asia should keep, or cause to be kept, proper records on the design, development, deployment and operation of the ETS. Such records include:

a)Comprehensive documentation of the design and development, including any testings, reviews and modifications, upgrades or rectification of the ETS;

b)Comprehensive documentation of the risk management controls of the ETS;

c)Audit logs on the activities of the ETS;

d)Incident reports for all material system delays or failures of the ETS.

Record retention in BMO GAM Asia must be consistent with BMO policy, our accounting practices and tax and other applicable laws and regulations. BC&C reviews annually to ensure the records of the business are being retained in an appropriate, current and accurate manner in accordance to the relevant jurisdictions’ regulatory requirements.

For details, please refer to the Electronic Trading Policy.

7.PROTECTION OF PERSONAL INFORMATION

BMO GAM Asia maintains personal information, relating both to employees and customers. Personal Information is information about an individual that is provided to or collected by the Enterprise. It includes, name, address, age and gender as well as personal financial records, identification numbers such as HKID/passport numbers, social insurance/security numbers, personal references and employment records.  For details, please refer to Privacy Risk Corporate Standard, where applicable

http://cpandp.bmogc.net/en/Pages/002-0101.aspx

Control guidelines

In order to protect the privacy of individuals BMO GAM Asia should implement procedures to ensure that:

•There is lawful and fair collection of personal data and that the data subject is informed of the purpose and their right of, and how to, access the material;

•Personal data is accurate, kept up to date and kept no longer than necessary;

•The use of personal data is restricted to those who need it;

•Personal data is kept secure;

•Information must be generally available to individuals on the kinds of data being held and the purpose for which it is held; and

•Individuals must have rights of access to data held about them.

BMO Global Asset Management (Asia) Limited         Compliance Manual – November 2020

8.CYBERSECURITY

BMO GAM Asia should observe the Circular to All License Corporations on Cybersecurity issued by SFC.

Key Areas of Concern

Given the evolving nature of cyber threats, policies and procedures shall be established to ensure:

•Adequate coverage of cybersecurity risk assessment exercises

•Adequate cybersecurity risk assessment of service providers

•Sufficient cybersecurity awareness training

•Adequate cybersecurity incident management arrangements

•Adequate data protection programs

For details, please refer to the cybersecurity policies maintained by GITRM.

9.VALUATION AND FAIR VALUATION OF PORTFOLIO ASSETS

BMO GAM Asia should set up valuation policies and procedures of portfolio/fund assets, particularly where the market value of the asset is unavailable or unreliable or becomes illiquid or hard-to-value as a result of significant market events.

General principles

a)Proper valuation of portfolio/fund assets is critical to ensure investor confidence in funds as a reliable and robust investment vehicle, and for proper investor protection

b)BMO GAM Asia should at all times exercise due care, skill and diligence to ensure that

•all assets of a portfolio/fund are fairly, independently and accurately valued in good faith and in the best interests of investors;

•the net asset value (NAV) of the fund is correctly calculated, in accordance with the constitutive and offering documents of the fund and applicable laws and regulations ;

•incoming, continuing and outgoing investors should be treated fairly such that subscriptions and redemptions of fund units are effected in a non-discriminatory manner;

•the assets of the portfolio/fund are consistently valued according to valuation policies and procedures ; and

•frequency of such valuation should be appropriate to the fund assets and deal frequency of the fund

c)BMO GAM Asia should establish comprehensive, documented policies and procedures to govern the valuation of assets of a portfolio/fund, including the process of handling exceptions. Such policies and procedures should identify appropriate valuation methodologies that will be used for valuing each type of asset of the portfolio/fund, having due regard to the nature of the asset type as well as market and industry best practices (including applicable IOSCO principles).  In choosing a valuation method, BMO GAM Asia should where appropriate, consult the trustee or custodian of the portfolio/fund or seek advices from a suitably qualified third party expert. Valuation methodology should be consistently applied to the valuation of similar types of assets.

d)A fund’s valuation policies and procedures, and any material change thereto, should be appropriately disclosed to investors in the fund’s offering documents.

BMO Global Asset Management (Asia) Limited         Compliance Manual – November 2020

e)BMO GAM Asia reviews the valuation policy and procedure on an annual basis to ensure its continued appropriateness and effective implementation. In addition, BMO GAM Asia appoints an external auditor to review the valuation policies, procedures and process on an annual basis in accordance with the SFC Fund Manager Code of Conduct.

For details, please refer to Valuation Procedures.

In addition, BMO GAM Asia should arrange to carry out reconciliation of our internal records against those issued by third parties (e.g. banks, custodian, brokers, etc.) in order to identify and rectify any errors, omissions or misplacement of assets. Reconciliation is performed by operation staff on a regular basis.

For details, please refer to Operational Procedure Manual & Workflow.

10.DISCLOSURE OF TRACKING DIFFERENCE, TRACKING ERROR, ONGOING CHARGES AND PASS PERFORMANCE OF SFC AUTHORIZED FUND

BMO GAM Asia should observe the following circulars issued by SFC for disclosure of tracking difference and tracking error of SFC authorized ETFs; and ongoing changes and pass performance of the SFC authorized funds managed by BMO GAM Asia:

•Circular on Disclosure of Tracking Difference and Tracking Error (dated 4 July 2014)

•Circular on Disclosure of the ongoing changes figure and past performance information in the Product Key Facts Statements (dated 3 Mar 2017)

For details, please refer to the Procedures re updating website and Product Key Facts Statements (“KFS”) to comply with SFC’s requirements in respect of (1) disclosure of ongoing charges figures and past performance information; and (2) disclosure of tracking difference and tracking error.

11.RESPONSIBLE OWNERSHIP POLICY / PROXY VOTING POLICY

The SFC has published consultation conclusions on the Principles of Responsible Ownership (the “Principles”), which aim to improve the corporate governance culture in Hong Kong by providing guidance on how investors should fulfill their ownership responsibilities in relation to their investments in Hong Kong listed companies.

To discharge their ownership responsibilities, investors should engage with the companies in which they invest to promote the long-term success of these companies; investors should:

1.establish and report to their stakeholders their policies for discharging their ownership responsibilities;

2.monitor and engage with their investee companies;

3.establish clear policies on when to escalate their engagement activities;

4.have clear policies on voting;

5.be willing to act collectively with other investors when appropriate;

6.report to their stakeholders on how they have discharged their ownership responsibilities; and

7.when investing on behalf of clients, have policies on managing conflicts of interests.

BMO GAM Asia has established policies and procedures to address ownership responsibilities and proxy voting described in the Principles.

BMO Global Asset Management (Asia) Limited         Compliance Manual – November 2020

For details, please refer to the Responsible Investment Approach, Corporate Governance Guidance and Conflicts of Interest Policy – Proxy Voting with the respective link below:

BMO GAM Responsible Investment Approach

https://www.bmogam.com/gb-en/intermediary/wp-content/uploads/2019/05/responsible-investment-approach.pdf

BMO GAM CGG

https://www.bmogam.com/gb-en/intermediary/wp-content/uploads/2019/05/corporate-governance-guidelines.pdf

BMO GAM Conflict of Interest Policy – Proxy Voting

https://www.bmogam.com/gb-en/intermediary/wp-content/uploads/2019/05/conflicts-of-interest-policy-%E2%80%93-proxy-voting.pdf

12. RISK MANAGEMENT POLICY

BMO GAM Asia has established and maintained a separate set of policy and procedures as well as a designated risk management team to identify and quantify the risks, including market risk, liquidity risk, credit risk/counterparty risk and operational risk.

For details of market risk, liquidity and credit risk/counterparty risk, please refer to GAM Asia Risk Management Policy maintained by risk team.

For details of operational risk, please refer to Operational Risk Corporate Policy maintained by risk team.

13.COMPETITION AND ANTITRUST

Competition Law, often referred to as Antitrust Law in the United States, aims to maintain a marketplace with competitive prices, service, and quality, and to encourage innovation by prohibiting activities that may reduce or prevent competition or harm consumers.

For details of BMO Competition and Antitrust Guidance, please refer to the link: https://intranet.bmogc.net/corporate/portal/lccg/Documents/CompetitionAntitrustGuidance.pdf

BMO Global Asset Management (Asia) Limited         Compliance Manual – November 2020

VII.US REGULATORY REQUIREMENTS

1.INTRODUCTION

BMO GAM Asia is registered as a non-US investment adviser with the SEC in the US. A registered, non-US adviser must comply with the Advisers act in respect of the firm’s clients that are US persons. The Act does not apply in its entirety to a registered non-US adviser’s management of its non-US clients. As a consequence, the firm may not hold itself out to its non-US clients as being registered under the Advisers Act and communications with non-US clients may not refer to this registration.

The key regulatory obligations for the firm are that:

•It must have policies and procedures that are reasonably designed to prevent violation of the Advisers Act. - The firm’s policies and procedures are detailed in other sections of the Compliance Manual.

Other US specific requirements are summarized below.

•The firm must designate a Chief Compliance Officer to administer the policies and procedures

•The firm reviews annually the adequacy of the policies and procedures and their effectiveness in accordance with Rule 206(4)-7

oThe Compliance Department undertakes a regular review of the Compliance Manual is updated as required

For the compliance of Rule 204A-1, employees are required to provide with Compliance department a written annual acknowledgment or declaration of the receipt of compliance manual, including the code of ethics, as amended from time to time.

2.FORM ADV ANNUAL UPDATING AMENDMENT

Part I of Form ADV

Registered advisers must undertake an annual update of Part 1 of its Form ADV electronically on the SEC’s Investment Adviser Registration Depository (“IARD”) website. Form ADV Part 1 update must be completed within 90 days of the firm’s fiscal year-end.

Part II of Form ADV

Pursuant to the SEC’s July 2010 rules, Part 2 of Form ADV now has two parts. A new narrative Brochure (Part 2A) replaces the ‘Old’ Part II and must be filed electronically on IARD and delivered to all clients and prospective clients. This document will now be publicly available on the SEC’s website.  A Brochure Supplement (Part 2B) is also required for each of the firm’s portfolio managers. This Supplement does not require filing but copies must be provided to clients. There is no annual updating requirement for the Supplement , but it must be promptly updated and delivered to clients after it becomes materially inaccurate or updates relates to disciplinary information.

The Compliance Department is responsible for the annual update and review of Parts 1 and 2 of Form ADV in liaison with BMO US Compliance and our BMO affiliates. A review of Part 2 will be undertaken annually after the completion of the Part 1 update. It is BMO GAM Asia’s policy to distribute copies of the updated ADV Part 2 to all its US domiciled clients

All advisers with a fiscal year end on or after 31 December 2010 must file and deliver the initial Brochure to all existing clients within 150 days of the firm’s fiscal year

BMO Global Asset Management (Asia) Limited         Compliance Manual – November 2020

In following years, the firm must deliver within 120 days of its fiscal year:

•An updated Brochure with a summary of material changes,    OR

•A summary of material changes with offer to provide updated Brochure

3.REPORTING OF SIGNIFICANT POSITIONS IN US EQUITY SECURITIES

Institutional Investment managers that have discretion over or beneficially own more than certain amounts of US equity securities registered under the US Securities Exchange Act of 1934 (“1934 Act”) may have to report these holdings to the SEC. Depending on the circumstances the firm may be required to file forms 13F, Schedule 13D, 13G or a combination of these with the  SEC.

Form 13F

Institutional investment managers are investment managers exercising investment discretion with respect to firms holding Section 13 (f) Securities having an aggregate fair market value on the last day of the trading day in any month of any calendar year of at least US $100 million

Section 13 (f) Securities are generally US equity securities traded on a US exchange and certain other securities such as ADRs

Each quarter a complete list of Section 13 (f) Securities is available on the SEC’s website at:

www.sec.gov/divisions/investment/13flists.htm

Form 13 F must be submitted to the SEC within 45 days of each calendar year for which the firm is an institutional investment manager and within 45 days after the last day of each of the first three calendar quarters of the subsequent calendar year.

Submission of Form 13F is performed by BMO centrally.

Schedule 13 D

Submission of this schedule is required by investment managers, funds or other persons that are direct or indirect beneficial owners of more than 5% of a class of a US Equity Security.

Investment managers with the power to vote or sell a US Equity Security held in client accounts will be deemed to be a Beneficial Owner even if they do not receive any economic benefit from those securities.

Initial filing must be made with the SEC within 10 days after becoming a direct or indirect Beneficial Owner of this class of security.  Schedule 13D must then be updated promptly when changes occur.

Schedule 13 G

Schedule 13G must be filed with the SEC where an investment manager is a direct or indirect Beneficial Owner of more than 5% of a class of a US Equity Security (provided they hold the securities due to their normal course of business and not to affect change or influence control of the issuer) and qualify as either a Qualified Institutional Investor or Passive Investor.

BMO Global Asset Management (Asia) Limited         Compliance Manual – November 2020

Section 13(g) of the 1934 Act is very similar to Section 13(d). Under this section, reporting entities must file Schedule 13G, which is very similar to Schedule 13D but requires less information and, in most cases, must only be updated on an annual basis. Schedule 13G is actually combined with Schedule 13D.

An investment advisor registered with either a state or the SEC could be considered a qualified institutional investor and more likely subject to Section 13(g) as opposed to Section 13(d). A passive investor would be a person or entity that trades for its own account and does not fall within the definition of qualified institutional investor, e.g. broker/dealer, investment advisor, or insurance company.

Initial filing must be made within 45 days after the end of the calendar year in which the Qualified institutional investor becomes the beneficial owner of 5 % or more of a class of a US Equity Security.  Going forward, amendments are required on an annual basis. Amendments are also required within 10 days after the end of a month in which beneficial ownership exceeds 10% or more and within 10 days after the end of a month when ownership increases or decreases by at least 5%

BMO GAM Asia’s significant equity portfolio holdings are consolidated at the enterprise level and reviewed by BMO on a daily basis to ensure that filing of Schedule 13D and Schedule 13G will be made promptly.

4.PRIVACY CONCERNS

Regulation S-P imposes on SEC registered advisers an affirmative and continuing obligation to maintain the confidentiality and protect the security of their clients’ non-public personal information. This regulation only protects the privacy of individuals and not institutional investors.

5.CUSTODY RULES

The New Custody Rules under the US investment Advisers Act of 1940(Amendments to Rule 206(4) -2)   became effective on 12 March 2010. These amendments extend the definition of “Custody” and impose new requirements for SEC Registered Advisers.

“Custody” means “holding directly or indirectly client funds or securities, or having authority to obtain possession of them.”

Examples of ‘custody’ include the following:

•Possession or control of client funds or securities. (Subject to 3 day rule to return securities received inadvertently.)

•Where the adviser has authority to withdraw funds - e.g. through a power of attorney or where direct billing arrangements are in place.

•The adviser has legal ownership of client funds/securities - e.g.  Adviser is a general partner or managing member of a private fund.

•Where an associate or related  person acts as the qualified custodian of client assets

Requirements for Investment Advisers

•Delivery of account statements - An adviser with custody must maintain funds with a qualified custodian and have a reasonable basis after due inquiry for believing the custodian sends quarterly account statements to clients

BMO Global Asset Management (Asia) Limited         Compliance Manual – November 2020

•Notice to client- An adviser must notify investors when it opens or changes a custodial account. Advisers must now include a legend in the notice urging clients to compare account statements from the adviser with those from the custodian.

•Legend must be repeated in all account statement sent by adviser.

•Audited financial statements of a pooled investment vehicle must be distributed within 120 days of the end of its fiscal year.

Implications for BMO GAM Asia

BMO GAM Asia does not hold or control funds or securities relating to BMO GAM Asia’s US clients.

The SEC confirmed in the adopting release that the “regulation lite” regime remains available to non-US RIA’s with respect to non-US pooled investment vehicles and other non- US clients. Accordingly those RIA’s are not required to comply with certain substantive rules under the Advisers Act, including the Custody Rule, with respect to those non -US clients.”

There are no direct billing arrangements with any custodians. Fee notes are always raised for client’s approval.

BMO GAM Asia does not serve as a general partner or managing member in any US pooled vehicles.

6.‘PAY-TO-PLAY’ RULE

Under the Investment Advisers Act of 1940, the SEC has enacted the ‘Pay-to-Play’ rule.  (Rule 206 (4)-5).

‘Pay-to-Play’ means seeking to influence government officials award of advisory contracts by making or seeking political contributions to the government officials.

Practices take various forms:

•Direct contributions to government officials

•Use of third parties to make contributions

•Payment to third parties (placement agents, finders) to solicit government business

Pay-to-Play rule:

•Prohibits an adviser from receiving compensation for providing advisory services to a government entity for two years after the adviser or “covered associate” of the adviser makes apolitical contribution to a public official of that government entity (or candidate) who would be in position to influence the award of advisory business.

•Bans advisers from using third parties (including placement agents or consultants) to solicit government entities for advisory business, unless the third party is registered as an adviser or broker-dealer and subject to ‘pay-to-play’ restrictions.

•Unlawful for adviser (or covered associates) to solicit or coordinate contributions to an official or payments to a political party of a state/locality when the adviser seeks to provide advisory services to a government entity.

•Unlawful for an adviser to do indirectly what it cannot do directly.

BMO Global Asset Management (Asia) Limited         Compliance Manual – November 2020

Covered associates

Covered associate of an adviser includes the following:

•Any general partners or managing members of the adviser;

•Any executive officer of the adviser or person with similar status

•Any employee who solicits a government entity for the adviser; and

•Any Political Action Committee controlled by the adviser or persons listed above.

This rule is meant to cover persons associated with an investment adviser who have an economic incentive to make contributions to influence the advisory firm’s selection.

Consequences of making an impressible contribution

•Two year ‘time out’ on providing advisory services for compensation to that government entity.

•Adviser could provide services without compensation.

•Sanctions include potential forfeiture of compensation fines and potential SEC enforcement action.

BMO GAM Asia’s Controls

All Investment and marketing staff are treated as ‘Covered associates’ and must disclose any personal political donations made in their quarterly compliance attestations.

BMO GAM Asia’s Conflict of Interest policy and BMO Financial Group Anti- Corruption Corporate Standard prohibits the firm from making political contributions.

With the exception of registered BMO affiliates and Investment consultants who are subject to pay-to-play restrictions, BMO GAM Asia does not utilize the services of third party placement agents to secure US clients.  All employees seeking to utilize the service of any other business introducers will require preclearance from the CCO.

BMO GAM Asia will also comply with all applicable state, municipality and various agency requirements in addition to the ‘pay-to-play’ provisions stated above.

7.VOLCKER RULE

Covered Funds – Foreign Public Funds

Introduction

Subject to certain exclusions and exemptions, the Volcker Rule prohibits BMO Financial Group from, directly or indirectly, as principal, buying, selling, holding ownership or certain ownership-like interests in, or sponsoring, Covered Funds (the “Covered Fund Prohibition”).

For details, please refer to Volckers Covered Fund procedures.

General Prohibition

The Business Unit may not sponsor or hold any ownership or ownership-like interests in any Foreign Funds, other than in accordance with the Foreign Funds Exclusion provided under this Operating Procedure and as permitted under the Business Unit Profile.

BMO Global Asset Management (Asia) Limited         Compliance Manual – November 2020

Requirements applicable to Foreign Public Funds

The Covered Fund Prohibition excludes the sponsoring and buying, selling or holding of ownership interests, in publically offered Foreign Funds (“Foreign Public Funds”), or seeding vehicles that will become Foreign Public Funds that meet the following conditions:

a.The fund must be organized or established in a jurisdiction other than the United States (including any state, possession, or territory thereof);

b.The fund must be authorized to offer and sell its ownership interests to retail investors in the fund’s home jurisdiction.  BMO Financial Group has determined that the following fund types in the associated jurisdictions meet this requirement:

Jurisdiction	Permitted Retail Regulatory Structure/Fund Type
Canada	Prospectus Qualified – 81-101 Mutual Funds
Ireland	UCITS

c.The fund’s ownership interests must be sold predominantly through one or more public offerings outside of the United States.  For these purposes, an offering will be viewed as “predominantly” outside the United States if 85% or more of the fund’s ownership interests are sold as part of a distribution to investors that are not residents of the United States.  An offering of the fund’s interests will be a “public offering’’ outside the United States if it is a distribution of securities in any jurisdiction outside the United States to investors, including retail investors, provided that:

i.  the distribution complies with all applicable requirements in the jurisdiction in which such distribution is being made;

ii. the distribution does not restrict availability to investors having a minimum level of net worth or net investment assets; and

iii. the fund has filed or submitted, with the appropriate regulatory authority, offering disclosure documents that are publicly available.

Requirements with respect to Seeding of Foreign Funds

The Volcker Rule contains additional provisions which may apply where BMO invests seed capital into a Foreign Fund. The application of those provisions could result in a Foreign Fund being treated as a Covered Fund, or could require that a Foreign Fund be treated as a subsidiary of Bank of Montreal and, therefore, subject to the Volcker Rule’s proprietary trading restrictions.

In order to ensure that a Foreign Fund is not subject to any of those additional provisions, the Business Unit must ensure that any seed capital investment is reduced to below 25% of the fund’s total outstanding ownership interests within 3 years of the establishment of the fund.

Required Controls under Foreign Funds Exclusion

The determination of whether any fund or pooled investment vehicle is a Covered Fund, or is a Foreign Public Fund or an Excluded Foreign Private Fund, is complex and requires legal analysis.

BMO Global Asset Management (Asia) Limited         Compliance Manual – November 2020

To manage this complexity, Business Units are prohibited from sponsoring a new Foreign Fund without engaging with the Legal Group and first obtaining written confirmation that the new Foreign Fund can rely on the Foreign Funds Exclusion.  Prior to affecting any sponsorship or offering the Business Unit must perform the following:

a)Completion of Checklist.  In consultation with Legal Group, document in checklist format the manner in which it will meet the requirements of the Foreign Funds Exclusion. In addition to addressing these requirements, the applicable checklist and any supporting documentation must specifically identify the manner in which the Business Unit will comply with the requirements of the Volcker Rule Compliance Program (“VCP”).  The applicable checklist and any supporting documentation must be completed and signed-off by the Business Unit Compliance Officer and reviewed by the Legal Group before the fund is organized or offered to any investor. The Business Unit Compliance Officer must retain a copy of the checklist and any supporting documentation in accordance with BMOFG and Volcker Rule Compliance Office (“VCO”) data retention standards.

b)Obtain written confirmation from the Business Unit Legal that the requirements of the Foreign Funds Exclusion have been satisfied for the vehicle.

c)Submit all details on the Covered Fund to the Enterprise Covered Funds Repository (or such other database or recordkeeping infrastructure as is acceptable to the VCO).

Escalation Process

If it is determined that the Business Unit engaged in any activity that is prohibited under the procedure document ; the Business Unit must employ the escalation process described in Section 3.4 of the WM Volcker Manual.

The business needs to establish the following controls:

•Business unit profiles:  The profile describes the mandate, compliance procedures and controls for GAM Asia, and includes the specific Volcker Rule exemptions or exclusion BMO GAM Asia is working under.

8. REGULATION FOR CLIENT RELATIONSHIP SUMMARY (CRS)

Form CRS is a disclosure document intended to reduce retail investor confusion regarding brokerage and investment advisory services, and to assist retail investors in determining which type of investment professional they should engage, if any, for their investment needs.

Form CRS is intended to provide clarity and assist investors in comparing firms, by informing investors about:

(i) the types of client and customer relationships and services the firm offers;

(ii) the fees, costs, conflicts of interest, and required standard of conduct associated with those relationships and services;

(iii) whether the firm and its financial professionals currently have reportable legal or disciplinary history; and

(iv) how to obtain additional information about the firm.

Under current business model, BMO GAM Asia is only targeting for intermediaries and institutional clients. Therefore, the sales and distribution team generally would not solicit individual US resident or discuss investment opportunities with an individual who is a U.S. resident. Thus, no Form CRS is required to prepare currently.

BMO Global Asset Management (Asia) Limited         Compliance Manual – November 2020

However, if at any time in the future BMO GAM Asia or one of its representatives is contacted by a potential client who is an individual U.S. resident or wants to discuss investment opportunities with an individual who is a U.S. resident, no BMO GAM Asia employee or representative can do anything more than (1) collect information from the client, which may include their investment objectives, and (2) tell that individual in general terms the types of investment advice that BMO GAM Asia can provide, until after BMO GAM Asia completes all of the following steps:

-Drafts a Form CRS that complies with all of the SEC’s requirements;

-Files a text-searchable, machine-readable version of the Form CRS with the SEC (through IARD);

-Posts the Form CRS on the BMO GAM Asia’s website, in an easily accessible format and location

- Delivers the Form CRS, either in paper form or electronically, to any individual that is a potential client of BMO GAM Asia, before or at the earliest of:

oRecommending an account type

oRecommending a securities transaction

oRecommending an investment strategy involving securities

oPlacing an order for the individual

-If delivered electronically (including by email), Form CRS must have a link or website address to facilitate access to any firm information described in the Form CRS.

- There will be additional delivery requirements once any individual U.S. prospect becomes a client.

BMO Global Asset Management (Asia) Limited         Compliance Manual – November 2020

VIII.SOUTH KOREA REGULATORY REQUIREMENTS

1.INTRODUCTION

BMO GAM Asia is a cross-border discretionary investment management company (CB DIM) registered with the Financial Services Commission (FSC).  The ongoing obligations and requirements prescribed in the following regulations should be observed:

•Financial Investment Services and Capital Markets Act (FSCMA)

•Presidential Decree of FSCMA (PD of FSCMA)

•Enforcement Rule of FSCMA

•Sub-regulation of FSCMA (FSC Regulations)

•Regulation on Financial Investment Business

2.REQUIREMENTS TO MAINTAIN CB DIM LICENSE

To maintain the status as a registered CB DIMC under the FSCMA, the CB DIMC must stay in compliance with the initial registration requirements on an ongoing basis after the registration.  In this regard, certain initial registration requirements on shareholder’s equity and sanction-related requirements are relaxed for the purpose of maintenance of license.

For details, please refer to a separate letter issued by Korea legal counsel.

3.REPORTING AND DISCLOSURE OBLIGATIONS

3.1Filing of Business Report with FSC

The CB DIMC must prepare on a quarterly basis a business report in the form prescribed by the FSC regulation providing information with regard to its business performance, financial standing, and other prescribed matters in the Korean language and file such business report with the FSC within one month from the end of each quarter.

3.2Report of Certain Changes

If events falling under any of the following subparagraphs occur, the CB DIMC is required to report such matters to the FSC:

Report within seven calendar days from the date of event

i.trade name is changed;

ii.any material matter (as prescribed by the PD of the FSCMA) in its articles of incorporation is changed (which means (a) materials about business object, (b) materials about shareholder’s meeting, board of directors and other items in relation to the corporate governance, and (c) materials about share issued by the CB DIMC);

iii.the largest shareholder is changed;

iv.the portion of stocks held by a principal shareholder or its specially-related persons is changed in excess of 1/100 of the total number of outstanding stocks with voting rights;

v.part of the discretionary investment management services of the CB DIMC is transferred or acquired;

vi.the location of the head office is changed;

vii.capital is increased;

viii.CB DIMC receives a sanction as prescribed under Articles 443 through 449 of the FSCMA;

BMO Global Asset Management (Asia) Limited         Compliance Manual – November 2020

ix.CB DIMC becomes a party to a litigation which has a material impact on its business operations;

x.a petition for bankruptcy has been filed or an event has occurred that may lead to the CB DIMC’s dissolution;

xi.a compulsory execution or disposition due to delinquent taxes is commenced against the CB DIMC or it is subject to regulatory sanction due to its violation of tax related laws and decrees;

xii.it dishonors a bill or check it has issued, or if its current transaction with banks are suspended or prohibited;

xiii.the CB DIMC establishes or closes a representative office in Korea; and

xiv.default on the Korea Exchange

Report within 45 calendar days from the date of event

i. the business of the head office, or any other business office is suspended or resumed

3.3FSC Approval on Major Business Events

When the CB DIMC plans to perform any of the following activities, the CB DIMC is required to obtain prior approval from the FSC

i.Merger, spin-off, or split and merger;

ii.Comprehensive exchange or transfer of stocks;

iii.Dissolution;

iv.Transfer or acquisition of all the CB discretionary investment management services (including cases equivalent to such business);

v.Discontinuation of all the CB discretionary investment management services (including cases equivalent to such business); or

vi.Capital decrease

Effective from September 28, 2018, the CB DIMC will no longer be required to obtain prior approval on item (i) to (iv) and (vi) from the FSC and they are allowed for a post-facto reporting within 7 calendar days.

3.4Obligation on Disclosure of Fee Standards

A CB DIMC should establish standards and procedures regarding fees paid by customers, and disclose them through an internet website or other means.  Also, a CB DIMC should not, when it establishes the standards on its fees, discriminate against any customer without justifiable cause. A CB DIMC must inform the Korea Financial Investment Association (KOFIA) of the matters relating to the standards and procedures for its fees and any changes thereof by filing electronically on the website of the KOFIA.

3.5Report on Business Delegation by a CB DIMC

A CB DIMC may delegate its business activities to a third party subject to certain conditions.   In this connection, a CB DIMC is allowed to delegate (i) the investment management of cross-border discretionary investment management (DIM) assets denominated in foreign currencies among the DIM assets (only to a company which is licensed to manage DIM assets in its home jurisdiction), (ii) the investment management of up to 50% of the CB DIM assets denominated in the Korean currency (only to licensed Korean financial investment companies), (iii) the research and analysis business with respect to the investment management and (iv) the simple trading function of securities, derivatives etc.

BMO Global Asset Management (Asia) Limited         Compliance Manual – November 2020

When delegating its business to a third party, the CB DIMC should enter into a delegation agreement containing the below details and file a delegation report to the FSC at least 7 days prior to the date when the delegate starts to perform the delegated business:

i.Scope of the delegated business;

ii.Matters on restrictions on the activity of the delegate;

iii.Matters on the record keeping of the delegated business; and

iv.Other items prescribed by the PD of the FSCMA as necessary for the protection of investors’ interest and sound trade practice

3.6Report on Financial Accident and Material Matters to FSS by a CB DIMC

The Financial Supervisory Service (FSS) circulated an official letter to registered CB DIMCs requesting the submission of a report to the FSS with respect to financial accidents and material matters (i.e., pending litigation, etc.) relating to the Korean business.

4.COMPLIANCE

4.1Prohibited Activities

The prohibited activities of a CB DIMC and its officers and employees are applicable only to the CB DIMC’s business department that will provide cross-border discretionary investment management services to Korean clients.

a)The CB DIMC may not engage in, among others, the following activities:

(i)Accepting custody or deposit of cash, securities, or other properties from its investors (unless allowed by regulations);

(ii)Lending cash, securities or other properties to its investor or to intermediate, arrange or act as an agent in order for a third party to lend cash, securities or other properties to its investors (unless allowed by regulations);

(iii)Allowing a person who is not an investment management expert to engage in its DIM business;

(iv)Receiving additional remuneration in addition to the commissions determined under the agreement; and

(v)In case of providing investment advice or managing DIM assets, purchasing or selling for its own account, or soliciting a third party to purchase or sell financial investment products, etc. after making a decision on the investment advice or the purchase or sale that may materially affect the price of financial investment products but before executing such decision, except

•When the CB DIMC prove that it did not utilize information on management of DIM assets; or

•When it is deemed apparent that a CB DIMC did not intentionally utilize information on DIM assets such as arbitrage, etc

b)CB DIMC may not engage in, when managing its DIM assets, among others, the activities  prescribed in Article 98, Paragraph 2 of the FSCMA; Article 99, Paragraph 4 of the PD of the FSCMA and Article 4-77 of the FSC Regulations

BMO Global Asset Management (Asia) Limited         Compliance Manual – November 2020

4.2Liabilities of CB DIMCS and its Officers

A CB DIMC shall provide its financial investment services (i.e. DIM services) fairly and in good faith.  A CB DIMC shall not, when it provides its financial investment services (namely, CB DIM services) benefit from or have a third party benefit from, at the expense of investors without any justifiable cause.

Where a CB DIMC causes damage to investors by conducting any activity in violation of laws and regulations, or by neglecting its business, the CB DIMC shall be liable for such damages.  The officers (which means directors or the statutory auditor) of the CB DIMC shall be jointly and severally liable for the damages caused by the CB DIMC in case that the officers are responsible for such damages.

4.3Prohibition on Lending Trade Name

A CB DIMC shall not lend its trade name and allow other persons to provide CB DIM services on its behalf.

4.4Prohibition on Unfair Solicitation

When a CB DIMC intends to solicit the investor to enter into a contract for DIM service, it shall not:

(i)Provide false information;

(ii)Make a definitive determination with regard to uncertain information or provide otherwise uncertain information which may be misconstrued to be as certain; or

(iii)Continue investment solicitation notwithstanding the rejection from a solicited investor; provided, that the same shall not apply to cases prescribed by the PD of the FSCMA as unlikely to undermine the protection of investors and sound trade practice

4.5Prohibition against Using Information Acquired

A CB DIMC shall not use confidential information acquired in the course of performing its duties for its own interest or the interest of a third party without any justifiable cause

4.6Prohibition against Compensation of Losses

A CB DIMC shall not:

(i)Promising an investor, in advance, to bear all or a part of the loss to be incurred;

(ii)Subsequently compensating all or a part of the loss incurred to an investor;

(iii)Promising an investor, in advance, to guarantee a certain amount of profit; or

(iv)Subsequently providing a certain amount of profit to an investor.

4.7Restrictions on Investment Advertisement

The investment advertisement shall contain the name of the company, the details of the products, the risk of investment, the fees and expenses, the range of expected fees and returns (min to max), the sources of information of the features (i.e. statistics, prospects, performance records, etc.). In addition, the advertisement

BMO Global Asset Management (Asia) Limited         Compliance Manual – November 2020

shall not have misleading information regarding loss preservation or guarantee of return. The restrictions on investment advertisements apply to advertising to the general public, such as advertisements in newspapers, periodicals, broadcast media, etc

4.8Obligation of Provision of Agreement and Investment Results

When a CB DIMC enters into a DIM agreement with an investor, the CB DIMC is required to provide the investor with a DIM agreement without delay.

A CB DIMC is required to prepare and provide a report (hereinafter referred to as “discretionary investment management report”) at least on a monthly basis to investors that have entered into the DIM agreement. The discretionary investment management report may be delivered directly, or by way of postal delivery service or via email (in cases where the investor has requested to receive it via email).

4.9Record Keeping Requirements

A CB DIMC is required to record and keep the data for the specified period as prescribed in Article 60, Paragraph 1 of the FSCMA, and Article 62 of the PD of the FSCMA.

(i)Data on business operation:

(a)    Data on investment solicitation: 10 years

(b)   Data related to investors' trading of financial investment instruments, including records and details of trading orders, other data related to trading, and multilateral-trade contracting services of a multilateral-trade contracting company (referring to the multilateral-trade contracting services under the part other than items of Article 8-2, Paragraph 5 of the FSCMA; hereinafter the same shall apply): 10 years

(c)     Data on the management of discretionary investment management assets: 10 years

(d)Data on the contracts entered into with investors: 10 years

(e)Data on the business delegation: 5 years

(f)Date on the ancillary business: 5 years

(g)Other data on the business operation:  5 years

(ii)Data on the financial status: 10 years

(iii)Business Related Data:

(a)     Data on resolutions of general meetings of shareholders or the board of directors: 10 years

(b)     Data related to matters that shall be stated in a report on material facts under  Article 161 of the  FSCMA: 5 years

(c)      Data related to management of proprietary property: 3 years

(d)      Other data on business, including the acquisition and disposal of assets: 3 years

(iv)Data on internal control:

(a) Data on compliance, including internal control standards and risk management, etc.: 5 years

(b) Data on qualifications of officers, principal shareholders and experts and details of transactions with any interested person, etc.: 5 years

BMO Global Asset Management (Asia) Limited         Compliance Manual – November 2020

(c)     Other data on internal control: 3 years

(v)Documents and records required by applicable laws: Such period as determined by applicable laws (if there is no such period, such period as prescribed by the FSC taking into account the record keeping periods set forth in items (i) through (iv) above)

CB DIMC should establish and implement an appropriate system in order to prevent the relevant data from being copied, destroyed, falsified, or altered.

4.10Performance Fee

If a CB DIMC intends to receive performance fee, the factors prescribed in Article 98-2 of the FSCMA, and Article 99-2 of the PD of the FSCMA, shall be stated in the DIM agreement.

(a) Method for performance fee calculation;

(b) Implications of paying performance fee and its limit;

(c) Investment risks (i.e., the investors may be exposed to higher investment risks with performance fee arrangements compared to no performance fee arrangements);

(d) Disclosure of all the fees charged to investors including performance fee;

(e) Benchmark/standard for performance fee calculation;

(f)  Timing of performance fee payment;

(g) Circumstances under which performance fee is not payable; and

(h) Other matters prescribed by the FSC.

4.11Other requirements

a)A CB DIMC must appoint a local agent for purposes of protecting the interest of investors.  The eligibility of a local agent is prescribed in Article 11 of the Enforcement Rules of FSCMA

b)The foreign currency denominated securities acquired with DIM assets shall be kept in the custody of a foreign custodian that meet the requirements prescribed in Article 100, Paragraph 7 of the FSCMA, Article 101, Paragraph 3 of the PD of the FSCMA

The CB DIMC should (i) establish procedures and standards to be followed by its officers and employees while performing their duties to monitor compliance with the obligations set forth above and (ii) monitor the status of operations in accordance with the established procedures and standards on a regular basis

BMO Global Asset Management (Asia) Limited         Compliance Manual – November 2020

IX.AUSTRALIA REGULATORY REQUIREMENTS

•PURPOSE

BMO GAM Asia established a Sales Office in Australia.  The ongoing obligations and requirements prescribed in the following regulations should be observed:

•ASIC Class Order [CO 03/1103]

•Corporations Act

•Privacy Act

For details, please refer to a letter issued by Australia Legal Counsel.

For the policies and procedures in carrying out distribution / marketing activities in Australia, please refer to Section V “Dealing with clients”.

•RELIEF PURSUANT TO ASIC CLASS ORDER

In order to BMO GAM Asia to rely on the relief from the requirement to hold an Australian financial services licence (AFSL) in accordance with its Letter of Adequacy, it must continue to comply with the requirements set out in ASIC Class Order [CO 03/1103] (Class Order).

The relief is in respect of the following:

•the financial services are provided to wholesale clients only in respect of the following financial products:  derivatives, foreign exchange contracts, securities, debentures, stocks or bonds issued by a government, managed investment products

•“financial services” means: providing financial product advice, dealing in a financial product, making a market for a financial product

•Broadly a client will be a “wholesale client” based on:

(i)the client's net asset/gross income (currently at least A$2.5 million/A$250,000);

(ii)price/value of the Financial Product (currently A$500,000);

(iii)use of the Financial Product/Service in connection with a business that is not a small business;

(iv)satisfaction of the professional investor test (e.g. by being a Financial Service licensee);

(v)circumstances of a related body corporate (e.g. Related bodies corporate of a licensee); or

(vi)satisfaction of the sophisticated investor test (involving consideration of the client's previous experience in using Financial Services and investing in Financial Products).

In general, if a client is classified as an Institutional Professional Investor under SFC Code of Conduct, it will be a “wholesale client”.

This relief for BMO GAM Asia of not holding a license with ASIC expired on 31 March 2020. ASIC has rolled out a new licensing regime starting 1 April 2020 with a transitional period of 24 months until 31 March 2022 for financial institutions to submit new license application.

BMO Global Asset Management (Asia) Limited         Compliance Manual – November 2020

2.1  Obligations under the Class Order

a)Any financial services provided in Australia must be provided in a manner that complies, as far as possible, with the regulatory requirements in Hong Kong, if the financial service were to be provided in Hong Kong

b)Written disclosure must be provided to all persons before financial services are provided to that person in Australia, which contains prescribed statements. The following disclosure would satisfy the terms of the Class Order:

"In Australia, BMO GAM Asia (ARBN 618067959) is exempt from the requirement to hold an Australian financial services license under the Corporations Act in respect of the financial services it provides to wholesale investors (as defined in the Corporations Act). BMO GAM Asia is incorporated in Hong Kong and authorised and regulated by the Hong Kong Securities and Futures Commission under Hong Kong laws, which differ from Australian laws."

c)BMO GAM Asia must notify ASIC, as soon as practicable, and in any event within 15 business days of becoming aware of (or where BMO GAM Asia should reasonably have become aware of):

(i)any significant change to, including the termination of, BMO GAM Asia's registration or authorization to provide financial services in Hong Kong;

(ii)any significant enforcement action, significant disciplinary action or significant investigation taken by the SFC or other overseas regulatory authority against BMO GAM Asia in a jurisdiction other than Australia in relation to financial services; and

•CORPORATIONS ACT

a)BMO GAM Asia, as a foreign company registered in Australia will need to lodge audited annual accounts with ASIC each year.  Time between lodgment of audited annual accounts cannot be more than 15 months.  BMO GAM Asia is also required to report certain corporate changes to the ASIC.  For details, please refer to section headed “Ongoing Obligations of a registered foreign company” via the following hyperlink

https://asic.gov.au/for-business/registering-a-company/steps-to-register-a-company/foreign-companies/

b)BMO GAM Asia must not, in Australia or elsewhere, make a statement or disseminate information that is false in a material particular or materially misleading and likely to:

(i)induce others to deal in a financial product in Australia; or

(ii)that is likely to have the effect of increasing, reducing, maintaining or stabilising the price of a financial product listed in Australia,

when the person knows or ought reasonably to have known that the statement was false or misleading or does not care as to whether or not the information was true or false.

•PRIVACY ACT

BMO GAM Asia's sales team in Australia may collect name or business cards of the personnel of wholesale clients and may distribute this information within other BMO entities. The Privacy Act 1988 and the Australian Privacy Principles, govern the collection, handling, disclosure and use of personal information, which would include the identifying information set out on a business card.

BMO Global Asset Management (Asia) Limited         Compliance Manual – November 2020

The principles cover:

1.Open and transparent management of personal information

2.Anonymity and pseudonymity

3.Collection of solicited personal information

4.Dealing with unsolicited personal information

5.Notification of the collection of personal information

6.Use or disclosure of personal information

7.Direct marketing

8.Cross-border disclosure of personal information

9.Adoption, use or disclosure of government related identifiers

10.Quality of person information

11.Security of personal information

12.Access to personal information

13.Correction of personal information

In particular, Australian Privacy Principle 6 requires that where an entity collects personal information about an individual for a particular purpose (the primary purpose), the entity must not use or disclose the information for another purpose (the secondary purpose) unless the individual has consented to that particular use or disclosure of the information or the individual would reasonably expect BMO GAM Asia to use or disclose the information for the secondary purpose and it is related to the primary purpose. For example, where an individual has provided their contact details to BMO GAM Asia through a business card, it may be reasonable for them to expect BMO GAM Asia to provide those details to another BMO entity for the purpose of maintaining records or providing investment management services or reports to that person (particularly, where BMO GAM Asia has delegated certain functions to other BMO entities)

The Australian Privacy Principles also regulate direct marketing activities in Australia. Specifically, Australian Privacy Principle 7 prohibits direct marketing except where the entity in question (BMO GAM Asia) has collected the information from the individual, it is reasonable to expect that BMO GAM Asia will use the information for the purpose of direct marketing and there is a simple means by which the individual may easily request not to receive direct marketing from BMO GAM Asia.

•PROVIDING FINANCIAL SERVICES FROM AUSTRALIA TO OTHER JURISDICTIONS

Whilst BMO GAM Asia or its representatives are providing financial services to clients in other jurisdictions from Australia, it is still carrying on its business in Australia. Essentially, BMO GAM Asia must comply with all Australian regulations as it is considered to be operating within this particular jurisdiction notwithstanding that it providing services to overseas entities. This means that it must act in accordance with the class order, which requires that all financial services provided in reliance on the class order exemption must be provided in a manner which would comply, so far as is possible, with the Hong Kong regulatory requirements if the financial services were provided in Hong Kong in like circumstances.

For details of compliance with cross-border marketing activities, please refer to the respective Country Guidelines published by legal team.

BMO Global Asset Management (Asia) Limited         Compliance Manual – November 2020

X.APPENDIX

Below is a list of GAM ASIA PROCEDURES currently saved in BMO GAM APAC SharePoint

•Anti-Money Laundering Procedures

•BMO GAM Conflicts of Interest Policy – Proxy Voting

•BMO GAM Corporate Governance Guidance

•BMO GAM Responsible Investment Approach

•Breach & Error Standard

•Business Continuity Plan Manual

•Cash Management Policy for SFC-authorised Funds

•Client Complaints Handling Procedures

•Corporate Governance Framework

•Country Guidelines (China, Taiwan, Japan, South Korea, Singapore, New Zealand, Thailand, Malaysia)

•Electronic Trading Policy

•ETF Portfolio Management Procedure Manual

•Internal Product Process for SFC-authorised Fund

•Key Operating Procedures: BMO Updates Subscription

•Key Operating Procedures: Chinese & Korean Marketing Translations

•Key Operating Procedures: ETFs Hong Kong Bi-weekly BMO HK Update

•Key Operating Procedures: ETFs Hong Kong - BMO HK ETFs, Unit Trust Fund and ETF Select Factsheet Production

•Key Operating Procedures: Japanese Marketing Translation

•Key Operating Procedures: Sales & Marketing – Preparation of Marketing Materials for use in APAC

•Key Service Providers Ongoing Due Diligence Approach

•LGM Investment Process

•L289 Proxy Voting Procedures

•Model Portfolio Investment Procedure Manual

•Model Portfolio Investment Procedure Manual Appendix - ETF Select Assessment Template

•Operating Memorandum for BMO ETF & BMO Fund

•Risk Management Policy •Valuation Procedures

Below is a list of regulatory obligation letters issued by external legal counsel for other jurisdictions currently saved in BMO GAM APAC SharePoint:

•Letter issued by Australia legal counsel

•Letter issued by Korea legal counsel